Exhibit 10.8

ORLANDO INTERNATIONAL AIRPORT

ALL ABOARD FLORIDA

VEHICLE MAINTENANCE FACILITY GROUND LEASE AGREEMENT

FOR

ORLANDO INTERNATIONAL AIRPORT

BY AND BETWEEN

GREATER ORLANDO AVIATION AUTHORITY

AND

ALL ABOARD FLORIDA - OPERATIONS LLC

EFFECTIVE DATE

ORLANDO INTERNATIONAL AIRPORT

LEASE AGREEMENT

THIS VEHICLE MAINTENANCE FACILITY GROUND LEASE AGREEMENT (“Agreement”) is made and entered into this ______ day of ____________, 2014 (the “Effective Date”) by and between the GREATER ORLANDO AVIATION AUTHORITY, an agency of the City of Orlando, Florida, existing as an independent special district under and by virtue of the laws of the State of Florida, whose address is One Jeff Fuqua Boulevard, Orlando, Florida 32827-4399 (the “Authority”) and ALL ABOARD FLORIDA – OPERATIONS LLC, a Delaware limited liability company authorized to do business in Florida, whose address is 2855 LeJeune Road, 4th Floor, Coral Gables, Florida 33134 (“Rail Company”).

W I T N E S S E T H:

WHEREAS, pursuant to an agreement dated September 27, 1976, as amended, with the City of Orlando (hereinafter referred to as “City”), City Document Number 13260-1, the Authority controls, operates, and maintains an airport in Orange County, State of Florida, known as Orlando International Airport (hereinafter referred to as the “Airport”); and

WHEREAS, Rail Company is developing an inter-city commercial passenger rail connection from Miami to Orlando and wishes to utilize the Airport’s planned multi-modal transportation corridor and station as the terminal point in the Orlando area (the “Rail Project”); and

WHEREAS, the Authority is simultaneously herewith entering into that certain Rail Line Easement Agreement with Rail Company whereby the Authority is granting an easement to Rail Company to construct and operate the Rail Project at the Airport; and

WHEREAS, the Authority is simultaneously herewith entering into that certain Premises Lease and Use Agreement for space in the Rail Station Building with Rail Company where Rail Company will operate the Rail Project at the Airport; and

WHEREAS, Rail Company desires to enter into this Agreement to lease real property at the Airport to establish a maintenance facility at the Airport for the purpose of repairing and maintaining train sets used for the Rail Project (the “Vehicle Maintenance Facility”); and

WHEREAS, the parties desire to enter into this Agreement to govern the rights and obligations of the parties relating to the lease of the Land, as defined below in Section 2.n., and operation of the Vehicle Maintenance Facility.

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants hereinafter contained, the parties hereto do hereby agree as follows:

1.          Recitals. The foregoing recitals are true and correct and incorporated herein by the reference.

2.          Definitions. The following words, terms and phrases wherever used in this Agreement shall for the purposes of this Agreement have the following meanings:

a.          Affiliate of any person shall mean any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with such specified person. For the purpose of this definition, “control”, when used with respect to any specified person means the power to direct the management and policies of such person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

b.          Agreement means this Vehicle Maintenance Facility Ground Lease Agreement by and between the Authority and Rail Company.

c.          Airport means Orlando International Airport, owned by the City of Orlando and operated by the Authority, the current boundaries of which are more particularly shown in Exhibit “A-1” attached hereto and incorporated herein by this reference, including all real property easements or any other interest therein as well as all improvements and appurtenances thereto, structures, buildings, fixtures, and all tangible personal property or interest in any of the foregoing, now or hereafter owned leased or operated by the Authority. Exhibit “A” may be modified from time to time, and at any time, in the exclusive discretion of the Authority to reflect changes in the boundaries of the Airport. Any modified Exhibit “A” shall become part of this Agreement and replace any prior Exhibit “A,” without any further action of the parties hereto, upon delivery by the Authority to the Rail Company of such modified Exhibit “A”.

d.          Annual Rent or annual rent shall mean the annual rental payable to the Authority pursuant to Section 5.

e.          Attorney’s Fees means reasonable attorneys’ fees and costs, including, without limitation, fees and charges for the services of paralegals or other personnel who operate for and under the supervision of attorneys and whose time is customarily charged to clients.

f.          The Authority means the Greater Orlando Aviation Authority, created pursuant to Chapter 57-1658, Special Laws of Florida 1957, as replaced by Chapter 98-492, Laws of Florida, as amended, as an agency of the City of Orlando, Florida existing for purposes of carrying out and exercising the obligations, rights and duties of such entity hereunder, its board and executive staff, as the context requires.

g.          City shall mean the City of Orlando, Florida.

h.          Effective Date means the date of Escrow release pursuant to paragraph d. of the Escrow Provisions set forth in Exhibit “12” attached to the Rail Line Easement Agreement.

i.           Event of Default means either a Termination Event of Default or a Non-Termination Event of Default, as defined in Section 11.

j.           Executive Director means the Executive Director of the Authority, and shall include such person or persons as may from time to time be authorized in writing by the Authority or by the Executive Director or applicable law to act for the Executive Director with respect to any or all matters pertaining to this Agreement.

k.          FAA means the Federal Aviation Administration, or its authorized successor(s).

l.           Fair Market Value (FMV) shall have the same definition as defined by the FAA as follows: “the highest price estimated in terms of money that a property will bring if exposed for sale in the open market allowing a reasonable time to find a purchaser or tenant who buys or rents with knowledge of all the uses to which it is adapted and for which it is capable of being used. It is also frequently referred to as the price at which a willing seller would sell and a willing buyer buy, neither being under abnormal pressure. Fair Market Value will fluctuate based on the economic conditions of the area.”

m.         Improvement or Improvements means any item which is affixed to the Land or affixed to any Improvement thereto and which cannot be removed without material damage to the Land or another Improvement, and shall consist of those improvements to the Land required to maintain, repair, outfit, store and fuel trains.

n.          Land means the area of approximately eighty (80) acres of the Airport more particularly described on Exhibit “A-2,” attached hereto and incorporated herein by this reference, which the Rail Company is granted the right to develop, lease, market and manage the Vehicle Maintenance Facility in accordance with the terms and conditions of this Agreement.

o.          North Terminal Complex means collectively the central landside building and satellite airside buildings, the hotel, all ancillary buildings and all the roadways on the Airport existing as of the Effective Date of this Agreement.

p.          Operation and Use Agreement means the Operation and Use Agreement dated September 27, 1976, between the City of Orlando and the Greater Orlando Aviation Authority as amended from time to time.

q.          Permitted Use shall have the meaning set forth in Section 4.c.

r.          Premises Lease and Use Agreement means that certain Lease and Use Agreement between Rail Company and the Airport for the lease and use of space in the Rail Station Building.

s.          Rail Line Easement means that certain exclusive, non-perpetual easement granted by the Authority to the Rail Company over the Rail Line Easement Property (as defined in the Rail Line Easement) for the operation and maintenance of same in connection with the Rail Company’s rail operations at the Airport.

t.          Rail Line Easement Agreement means that certain agreement described in the recitals to this Agreement governing the rights and obligations of the Authority and Rail Company, or Affiliate, with respect to the Rail Line Easement.

u.          Rail Station Building means that building to be located, designed, engineered, permitted and constructed by the Authority adjacent to the South Airport APM Complex at the Airport which will include Rail Company Premises (which includes the platform) and consisting of three (3) levels. Ground transportation to be located on the first floor; rail access, including the viaduct structure from embankment to embankment and platforms to be located on the second floor; and ticket counters, hold rooms and transfer space to the APM and garage to be located on the third floor.

v.          Rail Transportation Business means that business operated by Rail Company at the Airport for the commercial transportation by rail of persons and baggage from Miami, Florida to Orlando, Florida, as such business may be expanded to other locations pursuant to the Rail Line Easement Agreement.

w.         Rent Commencement Date means the earlier of the date that (i) the later of the completion of construction of Improvements or delivery of the first train set or (ii) the date set forth in the Master Timeline attached to the Rail Line Easement Agreement (the “Master Timeline”).

x.          South Airport APM Complex means the planned APM and other rail related facilities to be constructed by the Authority to consist of infrastructure including a garage structure with at least approximately One Thousand Five Hundred (1,500) automobile spaces, roadways, and stormwater drainage to service said complex.

y.          Term shall have the meaning set forth in Section 3 contained herein.

z.          Termination Event of Default shall have the meaning set forth in Section 11.a.

aa.        TSA means the Transportation Security Administration of the Department of Homeland Security, or any successor.

bb.       Vehicle Maintenance Facility means the repair and maintenance facility to be constructed by Rail Company on the Land and utilized by Rail Company for the Permitted Use.

Additional defined terms appear in other provisions of this Agreement and will have the respective meanings assigned to them.

3.          Term. The Term of this Agreement is defined as the period beginning on the Effective Date and shall expire on the date that is fifty (50) years after the Rent Commencement Date, as defined above, unless sooner terminated in accordance with the terms and provisions hereof. The Authority shall deliver possession of the Land to Rail Company pursuant to the Master Timeline.

4.          Demise of Land. Subject to the terms and conditions set forth in this Agreement, the Authority hereby demises and leases to Rail Company and Rail Company hereby leases from the Authority the Land and currently existing improvements. The Land together with any buildings, structures, fixtures, fences, utility installations, parking facilities, landscaping and irrigation systems currently existing or hereafter located thereon, including the Rail Company Improvements (the “Facility”) are conceptually shown on Exhibit A-3. It is acknowledged and agreed that the exact boundaries of the Land shall be determined by a survey to be prepared by Rail Company at Rail Company’s expense (“Survey”) and delivered to the Authority. The Survey shall be prepared by a surveyor licensed by the State of Florida and shall be certified to the Authority as being prepared in accordance with the minimum technical standards as set forth in the Florida Administrative Code, and shall otherwise be reasonably acceptable to the Authority and shall set forth the square footage of the Land. The Survey and legal description for the Land thereon shall be designated as Exhibit “A-2” and added, as an amendment to this Agreement, as the description of the Land for the purposes of this Agreement. Rail Company leases the Land subject to, and Rail Company agrees to comply: (i) with all applicable building codes, zoning regulations, and municipal, county, state and federal laws, ordinances and regulations governing or regulating the Facility or its uses (collectively, the “Applicable Laws”) (provided that Rail Company shall have the right to contest Applicable Laws subject to the terms of Section 4.e below), (ii) with all covenants, easements and restrictions of record, (iii) the Greater Orlando Aviation Tenant Design Guidelines, as may be amended from time to time (“Airport Design Guidelines”), and (iv) materially with all applicable conditions of the Orlando International Airport Master Plan, as may be amended from time to time (the “Airport Master Plan”). The Authority shall provide Rail Company with notice of any amendments of the Airport Design Guidelines or Airport Master Plan that may affect the Land. No such amendments shall materially interfere with Rail Company’s construction and thereafter operation of the Rail Transportation Business, it being understood and agreed that it is of the utmost importance for Rail Company to be able to operate the Rail Transportation Business in a convenient, safe, efficient and continuous manner in order to deliver uninterrupted service to its passengers.

a.          Condition of Land. The City is the owner in fee simple of the Land, and the Authority operates the Land under an Operation and Use Agreement with the City dated September 27, 1976, as amended (such Operation and Use Agreement, as amended, is hereinafter the “Operation and Use Agreement”). Pursuant to the Operation and Use Agreement, the Authority warrants to Rail Company that the Authority has the full power and authority to enter into this Agreement and perform its obligations hereunder. Prior to the Effective Date, Rail Company, at its sole cost, undertook such title, wetlands, geotechnical and environmental inspections, testing and survey of the Land as Rail Company desired, for the purpose of evaluating the Land regarding the presence of wetlands, the geotechnical characteristics, as well as the surface and subsurface and environmental conditions of the site and identifying conditions which will be factored into the design and cost of construction. Subject to the terms and conditions of this Agreement, Rail Company accepts the Land “AS-IS.” Rail Company acknowledges that the Authority has made no representations or warranties relating to the suitability of the Land for any particular use except as otherwise provided herein, and unless otherwise expressly provided in this Agreement, the Authority shall have no obligation whatsoever to repair, maintain, renovate or otherwise incur any cost or expense with respect to the Land.

b.          Construction of Improvements by Rail Company. Rail Company shall have the right, but not the obligation, to construct Improvements related to its Permitted Uses. Rail Company, at Rail Company’s sole expense, shall prepare preliminary plans and specifications in accordance with the Airport Design Guidelines and under the seal of a duly licensed architect or engineer (the “Plans”) to construct the Vehicle Maintenance Facility and all Improvements serving the Land as set forth in Exhibit “B,”attached hereto, and shall submit the Plans to the Authority for review and approval prior to commencement of construction, such approval shall not be unreasonably withheld. The Authority shall either approve or reject the Plans within thirty (30) days after Rail Company’s submission and if the Authority does not give comments to or reject the Plans within said 30-day period the Plans shall be deemed approved. If the Authority does not approve the Plans, the Authority’s rejection notice shall also include its requested changes to the Plan. After the Authority’s approval of the Plans, Rail Company, at Rail Company’s sole expense, shall apply for and diligently pursue all licenses, permits and other authorizations (collectively, the “Permits”) needed to construct the Improvements. After receipt of all Permits, Rail Company shall provide copies of same to the Authority and shall construct the Improvements in accordance with (i) the Permits and all Applicable Laws (ii) the Plans, (iii) all covenants, easements and restrictions of record, (iv) materially with all applicable conditions of the Airport Design Guidelines, (v) materially with all applicable conditions of the Airport Master Plan, and (vi) the requirements of Exhibit “B” attached hereto. Rail Company’s Improvements shall include a temporary at-grade crossing to accommodate the Authority’s construction haul road (the “Haul Road Crossing”). The Haul Road Crossing shall be permitted so long as the Authority requires access to development the South Terminal Complex, as defined in the Premises Lease and Use Agreement, support areas. All liability associated with the Haul Road Crossing is the responsibility of the Rail Company, subject to Section 9 hereof.

Although the parties desire to minimize the establishment of any at-grade crossings, if the Authority finds it necessary to establish one or more new at-grade pedestrian and vehicular crossings, then to the extent such at-grade crossings do not adversely impact the operation of the Rail Project in any material respect and provided the plans and specifications therefor are approved by Rail Company, which shall not be unreasonably withheld, the parties shall enter into a License Agreement allowing such crossings, which shall include, without limitation, (i) the cost of the installation of any work related to the at-grade crossing, including signalization and other equipment, shall be performed by Rail Company at the cost of the Authority, (ii) maintenance of the crossing shall be performed by Rail Company at the Authority’s expense, and (iii) an indemnity from the Authority in favor of Rail Company as contemplated below. The standards applicable to any new at-grade crossings which will comparable to at-grade crossings established by Rail Company for such crossings along the remainder of the route outside of the Airport. In the event the parties establish any new at-grade pedestrian and/or vehicular access points across the rail lines leading into or out of the Land as set forth above, the License Agreement will include an indemnity by the Authority in favor of Rail Company equivalent to the indemnity provided by Rail Company to Authority pursuant to Paragraph 9.a. below, except it shall be limited by provisions of Fla. Stat. §768.28, as such statutory limitation may be amended from time to time. Any at-grade crossings desired by third parties (light rail or otherwise) shall be subject to Rail Company and such third parties entering into a License Agreement allowing such crossings, which shall include, without limitation, an indemnity from such third party in favor of Rail Company. Without limiting the generality of the foregoing, Rail Company acknowledges that the alignment for the Sun Rail commuter train will require an at-grade crossing at the entrance drive to the Facility, and Rail Company agrees to enter into a License Agreement with Sun Rail as contemplated above in order to accommodate Sun Rail’s alignment.

c.          Permitted Use. Rail Company shall be permitted to use the Land for any and all lawful purposes relating to the construction, operation and maintenance of the Rail Company Transportation Business, including the operation of a rail maintenance facility and operations center, open 24 hours per day, 7 days per week, 365 days per year, for the purpose of Rail Company and its employees, agents and assigns repairing and maintaining train sets and other vehicles used by Rail Company in the Rail Transportation Business (including interior and exterior repairs and maintenance of vehicles and any parts thereof, engine and other mechanical repairs and maintenance, fueling of vehicles, and storage), and controlling all rail activity, and such other uses as approved in advance by the Authority (the “Permitted Use”). Rail Company shall operate the Land in compliance with all Applicable Laws and the terms and conditions of this Agreement. No other use of the Land besides the Permitted Use shall be allowed without the prior written consent of the Authority. There shall be no display advertising permitted on the Facility.

d.          Signage. All Rail Company signage on the Facility shall comply with the Airport Graphic Standards and the Airport Design Guidelines (a copy of which Airport Design Guidelines is available upon request), as such guidelines may be amended from time to time, and must be approved in writing by the Authority before being installed. Such approval shall not be unreasonably withheld, conditioned or delayed.

e.          Contest of Applicable Laws. Rail Company may exercise any rights provided by law to contest the Applicable Laws and shall not thereby be deemed in default under this Agreement, provided: (i) no Event of Default has occurred and is continuing hereunder; (ii) upon request by the Authority, Rail Company shall provide security reasonably satisfactory to the Authority assuring compliance with such Applicable Laws and protecting the Authority and the Land against any penalty, fine, charge or other expense which may arise as a result of any delay in compliance therewith; (iii) such contest shall operate to suspend enforcement of compliance with the Applicable Laws; and (iv) such contest is maintained and prosecuted by Rail Company, at Rail Company’s cost, with due diligence.

f.           Escrow Agreement. This Agreement is an Escrow Document to be held in escrow by the Closing Agent, until satisfaction of each and every Escrow Condition all as set forth in the Rail Line Easement Agreement. All capitalized terms in this Section are defined in the Rail Line Easement Agreement.

5.          Payment of Annual Rent and Other Charges.

a.          Determination of Fair Market Rental Value. The annual Fair Market Rental Value of the Land shall be equal to eight percent (8%) of the FMV of the Land. The Authority determined through an appraisal that the initial Fair Market Value for the rental of the Land is $582,400.00 per year. The value of any Improvements on the Land which have been installed or constructed by the Rail Company in accordance with Section 4, above shall not be included in determining the fair market rental value of the Land now or hereafter.

In the event the then Fair Market Value of the Land has not been determined until after the date upon which the required adjustment is to become effective, the annual rent previously in effect shall continue until such Fair Market Value and the new annual rent is determined. Once determined, the new annual rent shall become effective, retroactive to the date upon which such adjustment was required, and within ten (10) days after the Rail Company has received notice of the new annual rent, Rail Company shall pay to the Authority any additional annual rent that is due and owing, if any.

b.          Commencement of Rent and Payments. Payments of annual rent hereunder shall commence on the Rent Commencement Date. Commencing on the Rent Commencement Date, Rail Company shall make monthly payments of one-twelfth (1/12) of the total annual rent, as may be adjusted from time to time, for the Land, without demand or invoice, on the first day of each month. Said rentals and charges shall be deemed delinquent if payment is not received by the twentieth (20) day of the month. If Rail Company is required to remove and back fill muck pocket(s) with clean fill and compact same to allow development of the Land over and above normal site development requirements on the Land (i.e., muck to be removed and back filled at a depth at or below five (5) feet below ground surface) (“Extraordinary Site Development Costs”), Rail Company shall be entitled to a credit, subject to the Authority’s approval which shall not be unreasonably withheld, against the Rent in an amount equal to the additional Extraordinary Site Development Cost, but in no event shall the credit exceed ONE MILLION FIVE HUNDRED THOUSAND and No/100 Dollars ($1,500,000.00) (“Muck Credit”). The Rail Company shall provide the design and engineering plans for the site work, scope of work, cost information, a professional engineer’s opinion confirming the Extraordinary Site Development Costs and all backup information requested by the Authority to confirm the Extraordinary Site Development Costs for the Muck Credit. To the extent that Rail Company is entitled to any rent credits hereunder arising from the Rail Line Easement Agreement, Rail Company may apply any such rent credits towards the rent payments as and when due hereunder.

c.          Rail Company’s Right to Cancel. If during the Escrow Term, as defined in the Rail Line Easement Agreement, a professional engineer certifies the estimate for the total removal and back fill of muck on the Land, and such certified amount exceeds FIVE MILLION DOLLARS and NO/100 ($5,000,000.00), then the Rail Company, at its option, may cancel this Agreement by notifying the Authority in writing prior to the expiration of the Escrow Term, unless within thirty (30) days after Authority’s receipt of such termination notice, Authority notifies Rail Company that Authority will increase the maximum Muck Credit by an amount equal to the amount by which the certified estimate exceeds $5,000,000.00.

d.          Change in Annual Rent. The initial determination of the annual rent shall be fixed for five (5) years commencing on the Rent Commencement Date. Thereafter, the Authority and Rail Company agree that, once every five (5) years the Land will be appraised in accordance with the procedures set forth below. The annual rent shall be adjusted for each such five (5) year period based on the appraised Fair Market Value, but in no event shall the annual rent be reduced and shall not be increased by more than thirty five percent (35%) of the previous five (5) year period rent. If an increase exceeds twenty five percent (25%) of the previous five (5) year period rent, then Rail Company shall have an option to terminate this Agreement provided that written notice exercising said option is delivered to the Authority within six (6) months of the rate increase notice from Authority. Rail Company shall vacate the Land within one (1) year of providing the written notice of exercising the above option.

Subsequent appraisals of Fair Market Value of the Land shall be determined as follows: The Authority at its expense shall obtain an appraisal of the Fair Market Value from an appraiser (the “First Appraiser”) who meets the Appraiser Qualifications, as hereinafter defined. The appraisal shall be obtained by the Authority and provided to Rail Company. If Rail Company disagrees with the First Appraiser’s appraisal, Rail Company shall, within thirty (30) days after receipt of such appraisal, notify the Authority of Rail Company’s selection of a second appraiser meeting the Appraiser Qualifications (the “Second Appraiser”). If Rail Company does not so select a Second Appraiser and notify the Authority of such selection within such thirty (30) day period, the First Appraiser’s appraisal shall be conclusive as to the Fair Market Value of the Land. If a Second Appraiser is so selected, the Second Appraiser shall have thirty (30) days to conduct an appraisal of the Fair Market Value of the Land. Upon completion, Rail Company shall provide the Second Appraiser’s appraisal to the Authority and the First Appraiser. If the appraisals by the First Appraiser and Second Appraiser are within ten percent (10%) of the higher appraisal, then the average of the two appraisals shall be deemed to be the Fair Market Value of the Land. If the two appraisals are not within ten percent (10%) of the higher appraisal, then the First Appraiser and Second Appraiser shall meet within fifteen (15) days after receipt of the Second Appraiser’s appraisal in order to attempt to agree on the Fair Market Value of the Land. If the First Appraiser and Second Appraiser cannot agree on the Fair Market Value within fifteen (15) days after such meeting, then the Authority and Rail Company shall select a third appraiser meeting the Appraiser Qualifications (the “Third Appraiser”). If the Authority and Rail Company cannot agree upon a Third Appraiser within fifteen (15) days, the Authority and Rail Company shall, within fifteen (15) days thereafter, apply to the East Florida Chapter of the Appraisal Institute to select the Third Appraiser, and such selection shall be final. The Third Appraiser shall then select only the First Appraiser’s appraisal or the Second Appraiser’s appraisal as being the Fair Market Value of the Land, and the decision of the Third Appraiser shall be final and binding. Each party shall pay the fees and expenses of each appraiser appointed by such party, and the fees and expenses of the Third Appraiser and all other expenses, if any, shall be borne equally by both parties. Any appraiser designated to serve in accordance with the provisions of this Agreement shall be designated an “MAI” appraiser by the Appraisal Institute, shall be disinterested, shall be qualified under Florida law to appraise real estate of the type covered by this Agreement, and shall have been actively engaged in the appraisal of real estate situated in Orange County, Florida for a period of not less than five (5) years immediately preceding his or her appointment (the “Appraiser Qualifications”).

e.          Changes in Rates, Fees and Charges. Adjustments to rates for the annual rent shall apply without the necessity of formal amendment of this Agreement.

f.          Delinquent Rent. Any installment of Annual Rent, Additional Rent, or other amounts due from Rail Company under this Agreement, that is not received within ten (10) days after written notice from the Authority to Rail Company of the Authority’s failure to receive such amount, shall bear interest from the date when the same was due until paid by Rail Company at the interest rate of the highest rate permitted by law minus three percent (3%).

g.          Sales, Use, Ad Valorem and Other Taxes. Rail Company shall be solely responsible for the paying when due all applicable taxes, if any (including, without limitation, sales, use, ad valorem or leasehold intangibles taxes, if any are required to be paid), assessments (including, without limitation, stormwater utility charges) and impact fees levied against or in connection with the Land, Rail Company’s leasehold interest therein, and any Improvements thereto, and shall pay when due all taxes and assessments levied against Rail Company’s personal property located on the Land or otherwise arising out of Rail Company’s occupation, use of or operations on the Land. In the event Rail Company fails to pay such taxes and assessments when due, Rail Company shall be obligated to pay all resulting interest and penalties on such delinquent taxes and assessments. To avoid delinquency, the Authority shall have the right, but not the obligation, to pay any such taxes or assessments on behalf of Rail Company and to collect the amount of such payment from Rail Company, together with interest assessed by any taxing authority having jurisdiction, as Additional Rent. If the Term of this Agreement expires or is earlier terminated prior to the close of the tax year for which any such tax is payable, or if the Term of this Agreement commences on a date other than the first day of such tax year, Rail Company shall be responsible for paying a percentage of the tax calculated by dividing the number of days that this Agreement was in effect during such tax year by the total number of days in such tax year. If this Agreement is in effect for a period less than any entire period for which an assessment other than a tax is imposed, Rail Company shall pay a percentage of the assessment calculated by dividing the number of days this Agreement was in effect during that assessment period by the total number of days in the assessment period.

h.          Rail Company’s Tax Rights. Rail Company may exercise any rights provided by law to contest or pay under protest any taxes and shall not thereby be deemed in default under this Agreement, provided that such contest or payment under protest does not result in the imposition of a lien for delinquent taxes on the Land or any Improvements and Rail Company promptly pays all taxes and assessments (and any interest and penalties with respect thereto) ultimately determined to be due. No provision of this Agreement shall be construed as a release or waiver on the part of the Authority or the City of the right to assess, levy or collect any license, personal property, intangible, occupation or other tax which they, or either of them, may lawfully assess, levy or collect on the business or property of Rail Company. Rail Company’s obligations under this Article shall survive the expiration or earlier termination of this Agreement.

i.           Security for Payment of Rent.

 i.          Rail Company shall provide the Authority within thirty (30) days after the Rent Commencement Date with a contract bond, irrevocable letter of credit or other similar security reasonably acceptable to the Authority (“Performance Security”) in an amount equal to three (3) months’ annual rental payable by Rail Company pursuant to Section 5, to guarantee the faithful performance by Rail Company of its obligations under this Agreement and the payment of all rentals, fees and charges due hereunder. Rail Company shall be obligated to maintain such Performance Security in effect until the expiration of sixty (60) consecutive months following the Rent Commencement Date (the “Performance Security Termination Date”). If no Event of Default exists as of the Performance Security Termination Date, the Performance Security shall be returned to Rail Company within thirty (30) days. If an Event of Default exists as of the Performance Security Termination Date, the Performance Security shall be returned to Rail Company within thirty (30) days after the Event of Default is cured. Such Performance Security shall be in a form and with a company reasonably acceptable to the Authority and licensed to do business in the State of Florida. In the event that any such Performance Security shall be for a period less than the full period required by this Section or if Performance Security shall be canceled, Rail Company shall provide a renewal or replacement Performance Security for the remaining required period at least thirty (30) days prior to the date of such expiration or cancellation. The Authority may waive any requirement herein in its exclusive discretion.

 ii.          In the event the Authority is required to draw down or collect against Rail Company’s Performance Security for any reason, Rail Company shall, within thirty (30) business days after the Authority’s written demand, take such action as may be necessary to replenish the existing Performance Security to its original amount or to provide additional or supplemental Performance Security from another source so that the aggregate of all Performance Security is equal to the amount of the Performance Security required above.

 iii.          If Rail Company is not required to have Performance Security in place at any time, then, upon the occurrence of any Event of Default, or upon the failure of Rail Company to pay any rentals, fees or charges hereunder when due for sixty (60) consecutive days, or upon Rail Company’s election to assume this Agreement under Federal Bankruptcy Rules and Regulations and Federal Judgeship Act of 1984 or any successor statute, as such may be amended, supplemented, or replaced, the Authority, by written notice to Rail Company given at any time within ninety (90) days after the date such event becomes known to the Authority, may impose or reimpose the Performance Security requirements on Rail Company. In such event, Rail Company shall provide the Authority with the required Performance Security within thirty (30) days from its receipt of such written notice and shall thereafter maintain such Performance Security in effect until the requirements for removal of the Performance Security set forth above are met (for purposes of this paragraph, the Performance Security Termination Date shall be sixty (60) months after the Performance Security is provided).

 iv.          Rail Company and the Authority agree that this Agreement constitutes an “executory contract” for the purposes of Section 365 of the United States Bankruptcy Code (Title 11 U.S.C.) subject to assumption or rejection, and subject to the terms and conditions of assumption or rejection, as provided in said Section 365. Furthermore, Rail Company and the Authority agree that any Performance Security provided by Rail Company are not “property of the estate” for purposes of Section 541 of the United States Bankruptcy Code (Title 11 U.S.C.), it being understood that any Performance Security is property of the third party providing it (subject to the Authority’s ability to draw against the Performance Security to the extent permitted by law).

 v.          No Further Charges. Other than the rents, fees and charges expressly set forth in this Agreement or any other agreement between the Authority and Rail Company including, but not limited to, the Rail Line Easement Agreement and the Premises Lease and Use Agreement, or as may be permitted or required by any governmental entity (other than the Authority, acting within its proprietary capacity) having jurisdiction over the Airport, no further rentals, fees, or charges shall be charged against or collected from Rail Company, its passengers, its suppliers of material, its contractors or furnisher of services, by the Authority, acting in its capacity as Airport proprietor, for the Land, facilities, rights, licenses, and privileges granted to Rail Company herein.

6.          Surety Bonds; Ownership and Removal of Improvement.

a.          Surety Bonds.

i.          Prior to the commencement of any improvements greater than $200,000 at the Airport, Rail Company shall obtain, or cause to be obtained by its Contractor(s), as defined in Section 9(b), and deliver to the Authority and record in the public records of Orange County, Florida, payment and performance bonds in sums equal to the full amount of the construction contract awarded by Rail Company for the improvements, as described more fully herein.

ii.         Such payment and performance bonds required hereunder shall name the Contractor of Rail Company as principal, shall name the Authority as an additional obligee thereunder through a multiple obligee rider and shall be drawn from such company licensed to do business in the State of Florida, subject to the Authority’s reasonable approval.

iii.        All payment bonds required hereunder from any Contractor of Rail Company shall be in the sum equal to the full amount of the construction contract awarded by Rail Company for the improvements. Such payment bonds shall be conditioned upon the payment of all labor, materials, equipment and supplies used in the performance of said construction contract.

iv.        All performance bonds required hereunder from any Contractor of Rail Company shall guarantee the faithful performance of said construction contract and shall protect the obligees from losses, damages, expenses, costs, and attorney’s fees, including appellate proceedings, that the obligees sustain because of a default by the Contractor under the contract.

v.         Rail Company shall also obtain a demolition bond in a sum equal to the estimated cost of removal of the rail tracks (less estimated salvage value). The demolition bond shall name the Authority as an obligee, shall be drawn from a company acceptable to the Authority and licensed to do business in the State of Florida and shall guarantee the removal of any and all Improvements upon termination of the Rail Line Easement. The demolition bond shall be an annual bond that is renewed each year by Rail Company for a period of ten (10) years from the initiation of rail service to the Airport. The failure of a surety to renew such demolition bond shall not be deemed a default of such bond. The demolition bond may be issued by different sureties during the ten (10) year period, subject to the terms regarding the qualifications and approval of sureties. From and after the expiration of such ten (10) year period, Rail Company is not required to continue to maintain the demolition bond.

vi.        Bonds required hereunder shall be submitted in the forms that fully comply, both in form and substance, with the requirements of Section 255.05, Fla. Stat., any successor thereto and any other applicable law or regulation and shall be reasonably acceptable to the Authority. Rail Company shall provide the Authority with a certified copy of the bonds as evidence of thereof, which shall be recorded by the Rail Company, if requested by the Authority.

vii.       Any construction or installation work by or for Rail Company at the Airport shall not unreasonably interfere with the operation of the Airport, or otherwise unreasonably interfere with the permitted activities of other tenants and users. Upon completion of approved construction and within sixty (60) days after Rail Company’s receipt of a certificate of occupancy, a complete set of as-built drawings shall be delivered to the Executive Director in a media type and format reasonably acceptable to the Authority for the permanent record of the Authority.

b.          Alternate Form of Security.

 In lieu of a payment bond and a performance bond in the amount of any contract between Rail Company and a contractor, and in lieu of a demolition bond, pursuant to Section 255.05, Fla. Stat., Rail Company may furnish or caused to be furnished to the Authority an alternate form of security in the form of cash, a money order, a certified check, a cashier’s check, an irrevocable letter of credit, or security of a type listed in Part II of Chapter 625, Fla. Stat., in the amount of the underlying contract (or the estimated demolition cost in the case of the demolition bond). Any such alternative form of security shall be for the same purpose and be subject to the same conditions as those applicable to the bond for which the alternative form of security is being substituted. The determination of the value of an alternative form of security shall be reasonably made by the Authority.

c.          Surety’s Qualifications.

i.          It is further mutually agreed between Rail Company and the Authority that if at any time, the surety that issued a bond no longer meets the requirements set forth in subsection c.ii below, Rail Company shall, at its expense, within fifteen (15) days after the receipt of notice from the Authority to do so, furnish or cause to be furnished an additional or replacement bond or bonds from a surety that meets the requirements hereof.

ii.        Any bond shall be on a form to be provided by the Authority and shall be written by a company that meets at least one of the following criteria: (i) has at least one investment grade long-term debt rating from Moody’s Investors Service (“Moodys”), Standard & Poor’s Financial Services (S&P”) or Fitch Ratings (“Fitch”); or (ii) has a financial strength rating of A- or better from A.M. Best Company (“A.M. Best”). any letter of credit provided hereunder shall be on a form provided by the Authority and shall be issued by an FDIC-Insured bank that meets a minimum of one of the following criteria: (iii) has at least one investment grade long-term debt rating from Moody’s, S&P or Fitch; or (iv) has a financial strength rating of A- or better from A.M. Best; or (v) has at least $100 million in total assets, has maintained this asset level for the past three (3) years, and has maintained a tier 1 (core) risk based capital ratio of at least six percent 6% for the past three (3) years. In addition, no bank that is subject to a current enforcement action by any regulatory agency may provide a bond or letter of credit. Finally, bonds and letters of credit must be provided by institutions physically located within the United States.

d.          Contractor Insurance. Rail Company shall require contractors to maintain, and provide evidence reasonably satisfactory to the Authority of insurance (including, but not limited to, worker’s compensation/employer’s liability insurance, commercial general liability insurance, automobile liability insurance, and builder’s risk insurance), in such amounts and in such manner as the Authority may reasonably require.

e.          Responsibility for Construction. Any construction or installation by or for the benefit of Rail Company shall be at the sole risk of Rail Company and shall be in accordance with the all Applicable Laws and subject to inspection by the Executive Director.

f.          Ownership of Improvements. All Improvements made to Land and additions and alterations thereto made by Rail Company shall be and remain the property of Rail Company until expiration of the Term of this Agreement.

i.          Upon the expiration of this Agreement, Rail Company may, within 180 days after expiration, remove all Improvements constructed as part of the Facility at no cost to the Authority; and even if Rail Company elects not to so remove, then at the Authority’s option, Rail Company shall within 180 days after expiration, remove all Improvements constructed as part of the Facility at no cost to the Authority. Subject to the rights of any Recognized Mortgagee, as defined in Section 15.k, upon the termination of this Agreement by default or option pursuant to Section 5.c., at the Authority’s option, in its sole and absolute discretion, the Rail Company shall remove all Improvements constructed as part of the Rail Project at no cost to the Authority within one hundred eighty (180) days after termination. The Authority shall notify Rail Company within thirty (30) days after the termination or expiration that the Authority has elected to have Rail Company remove the Improvements. Rail Company may also remove any and all moveable trade fixtures and equipment (specifically including, without limitation, the rolling stock, wayside signals and communications equipment used in the operation of the Rail Project) at no cost to the Authority. If Rail Company removes any Improvements, then it shall remove all the Improvements and shall then restore the Property where such Improvements have been removed to the condition that existed as of the Effective Date (by, for example, removing embankments, track structures and associated improvements and restoring existing topography, re-grading and seeding the areas where Improvements were removed and where grass had previously existed) within 365 days after the termination or expiration of this Agreement. If Rail Company fails to remove the Improvements, the Authority (i) has the right to utilize the demolition bond referenced in Section 6.a.v. within the first ten (10) years of the Agreement or (ii) has the right to remove the Improvements and bring an action against the Rail Company seeking all costs and expenses associated with their removal. The Authority shall provide Rail Company with reasonable access to the Property for Rail Company to complete actions permitted and/or required by this Section. The terms and provisions of this Section shall survive the expiration or earlier termination of this Agreement until completion of such removal and restoration. If Rail Company elects to not remove all the Improvements, as evidenced by its failure to begin removing Improvements within one hundred eighty (180) days after the termination or expiration of this Agreement, all Improvements and any other Rail Company property then remaining on the Land shall be deemed to have been abandoned by Rail Company, and may be retained or disposed of by the Authority, in its sole discretion, in accordance with applicable law, in which event Authority and Rail Company shall have no further liability to each other on account thereof. If Rail Company removes all the Improvements as provided in this paragraph, any other Rail Company property remaining on the Property on the date that is 365 days after the termination or expiration of this Agreement shall be deemed to have been abandoned by Rail Company, and may be retained or disposed of by the Authority, in its sole discretion, in accordance with applicable law, in which event the Authority and Rail Company shall have no further liability to each other on account thereof.

ii.        Notwithstanding the above, the Rail Company shall not be required to remove any permanent buildings from the Land that are, in the Authority’s sole discretion, viable to be put to use by a subsequent tenant.

7.          Maintenance and Utilities.

a.          Maintenance. The Authority shall have no obligation to maintain, repair, replace or renovate the Facility, Rail Company’s Improvements or incur any cost or expense with respect to the Facility. Rail Company shall be solely and fully responsible for all costs of operation and maintenance of the Facility during the Term. Without limiting the foregoing, during the Term of this Agreement, Rail Company shall, at its sole cost and expense, keep and maintain the Facility, including, without limitation, all portions of any buildings, the electrical, HVAC, plumbing and security systems, fixtures, trade fixtures, machinery, furnishings, signage and all other portions of the Improvements, in good repair and working order (reasonable wear and tear and insured casualty excepted), and in a clean, properly maintained and safe condition. The Facility and exterior, and interior of any buildings shall be maintained by Rail Company in a high quality condition consistent with other maintenance facilities at the Airport and in accordance with applicable City and Authority regulations. All maintenance, repairs and replacements of the Improvements shall be of a quality at least equal to the original in materials and workmanship. Rail Company shall promptly repair, at its expense and in a manner reasonably acceptable to the Authority, any damage to the Authority’s property or to the property of others, caused by Rail Company or its officers, agents, employees, and contractors (subject to Section 9.b.xv). Rail Company shall keep and maintain all grass and landscaping on the Facility in a neat and attractive manner consistent with other facilities at the Airport. Upon not less than twenty-four (24) hours prior notice (except in cases of emergency), during business hours and accompanied by a representative of Rail Company, the Authority shall have the right to enter the Facility to determine whether or not Rail Company is complying with its maintenance obligations hereunder.

b.          Trash and Garbage. During the entire Term of this Agreement, Rail Company shall be responsible for the storage, collection and removal from the Land of all trash, garbage and other refuse resulting from Rail Company’s activities on the Land. Rail Company shall provide appropriate, covered, metal receptacles for trash, garbage and other refuse, will maintain the receptacles in a safe and sanitary manner, and will store receptacles in inconspicuous places on the Land that are screened from public view in accordance with the Airport Design Guidelines.

c.          Utilities. During the entire Term of this Agreement, Rail Company shall be responsible, at Rail Company’s sole cost and expense, for costs related to utility services on or within the Land; provided, however, Rail Company shall not be responsible for the maintenance of any utilities located off the Land. Except as otherwise provided herein, Rail Company agrees that the Authority shall have no liability to Rail Company arising out of any failure or interruption of utility service to the Land, unless such failure or interruption was caused by the negligence or willful misconduct of the Authority, its agents, employees, or contractors. For purposes of this Section, the acts of a third party shall not constitute acts within the control of the Authority unless such acts were undertaken pursuant to a contract with or authorization by the Authority. Additionally, Rail Company shall be responsible for the cost of reclaimed water for irrigation of landscaping on the Land, and shall at Rail Company’s expense install a meter to measure use.

8.          Destruction of Improvements.

a.          Obligations of Rail Company. In the event the Improvements are damaged or destroyed in whole or in part by fire or other casualty, Rail Company shall give prompt written notice thereof to the Authority, and Rail Company, at its own expense, shall promptly repair, replace and rebuild buildings sufficient meet the needs of the Rail Company, if any. Notwithstanding the foregoing, if such fire or other casualty occurs within the last ten (10) years of the Term of this Agreement, Rail Company shall have the right, which may be exercised by Rail Company in its sole discretion, to terminate this Agreement, upon written notice to the Authority, without incurring any liability or any obligation to repair, replace or rebuild the damaged or destroyed Improvements; provided, however, Rail Company shall demolish and/or remove any remaining Rail Company Improvements and/or debris and grade level the Land. Damage to the Improvements shall not cause an abatement of Rail Company’s obligation to pay Annual Rent to the Authority or to make any other payments required to be made by Rail Company under this Agreement.

b.          Insurance Proceeds. Upon receipt by Rail Company or the Authority of the proceeds of any property or builder’s risk insurance policy or policies, Rail Company or the Authority shall deposit same in an interest-bearing escrow account to pay for the cost of such repair, replacement and rebuilding. Rail Company shall receive and hold such proceeds (and any interest earned thereon) in trust for such work, and Rail Company shall distribute such proceeds (and any interest earned thereon during construction) solely to pay the cost of such work. If the amount of such insurance proceeds (together with the interest earned thereon) is insufficient to pay the costs of the necessary repair, replacement or rebuilding of such damaged Improvements, Rail Company shall pay any additional sums required, and if the amount of such insurance proceeds (together with the interest earned thereon) is in excess of the costs thereof, the amount of such excess shall be retained by Rail Company. Notwithstanding anything in this Section to the contrary, Rail Company shall solely be entitled to receive and retain any insurance proceeds for Rail Company’s personal property, including any trains.

9.          Indemnification, Insurance and Environmental.

a.          Indemnification. Rail Company shall indemnify, defend and hold completely harmless the Authority, the City and the members (including, without limitation, all members of the governing board of the Authority, the Orlando City Council and the advisory committees of each), officers, agents and employees of each (the “Indemnified Parties”) from and against any and all third-party claims, suits or demands resulting in judgments, losses, costs, fines, penalties, damages, liabilities (including without limitation statutory liability, liability under Worker’s Compensation Laws and liability related to environmental issues), and expenses (including all costs for investigation and defense thereof, including, but not limited to, court costs, reasonable expert witness fees and Attorney’s Fees) (collectively, “Claims”) which are actually incurred by, charged to or recovered from any of the Indemnified Parties and which arise on the Land (i) out of the use, occupancy or maintenance of the Land, including any Improvement thereto or (ii) in connection with any of Rail Company’s rights and obligations contained in this Agreement, including, but not limited to, any and all Claims for damages as a result of the injury to or death of any person or persons, or damage to any property which arises as a result of any act or omission on the part of Rail Company or its officers, partners, employees, agents, contractors, subcontractors, or licensees, regardless of where the damage, injury or death occurred, unless any such Claim was caused solely by (A) the negligence, gross negligence or willful misconduct of any Indemnified Party or by (B) the joint negligence, gross negligence or willful misconduct of any Indemnified Party and any person other than Rail Company or Rail Company’s officers, partners, employees, agents, contractors, subcontractors, or licensees or invitees.

To the extent any injury to or death of any person or persons, or damage to any property, occurs within the Airport terminal buildings, parking garages, or South Airport APM Complex and not within the Land, Rail Company shall be required to provide the indemnity and defense set forth above to the Indemnified Parties, but only to the extent such Claim was caused in whole or in part by the negligence or willful misconduct of Rail Company, except, however, the provisions of the preceding paragraph shall apply to Claims arising from acts or omission of Rail Company’s agents, employees or contractors even if within the Airport terminal buildings, parking garages, and South Airport AMP Complex.

The Authority shall give Rail Company reasonable notice of any Claim for which indemnification will be sought under this Section 9.a. allow Rail Company or its insurer to compromise and defend the same to the extent of its interests (subject to the Authority’s right to approve any proposed settlement, which approval shall not be unreasonably withheld) and reasonably cooperate with the defense of any such suit or claim. The Authority’s failure to promptly notify Rail Company of a Claim will not act as or constitute a waiver of any rights of the Authority under this Agreement, except to the extent that Rail Company is prejudiced as a result of such failure. In carrying out its obligations under this Section 9.a., Rail Company shall use counsel reasonably acceptable to the Authority. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the Rail Company’s duty to indemnify, defend and hold the Indemnified Parties harmless hereunder shall not make the Rail Company liable for any Claims for which the Authority or any Indemnified Party is immune pursuant to applicable law, including section 768.28, Fla. Stat., or the then current version of same, (ii) nothing in this section 9.a. shall be construed as a waiver or attempted waiver by the Authority or any Indemnified Party of its sovereign immunity under applicable law and (iii) in no event shall the requirements of this Section 9.a. be construed to provide an independent legal basis to hold the Rail Company or an Indemnified Party liable to any other person or entity for any damages, whether direct, indirect, punitive, special or consequential damages (including, but not limited to, loss of profits, interest or earnings).

b.         Insurance. The following insurance is required under this Agreement:

i.          Liability Insurance.

(A)          On or before the Effective Date, Rail Company shall obtain and maintain, at its sole cost and expense, commercial general liability insurance, a per occurrence basis, under one or more policies covering the Rail Company and, by endorsement, the Additional Insureds (as hereinafter defined) against loss or liability in connection with bodily injury, personal injury, death, or property damage occurring on or about the Land caused in whole or in part by or through Rail Company or its employees, agents, contractors, or subcontractors made in connection with Rail Company’s use of the Land, or any part thereof, or Rail Company’s construction, operation, or maintenance of the Rail Project. For the purposes of this Section 9, the “Additional Insureds” shall mean the Authority, the City, and their respective members (including, without limitation, all members of the governing board of the Authority, the Orlando City Council and the advisory committees of each), officers, agents and employees. Rail Company’s commercial general liability insurance coverage shall be in an initial amount of not less than TEN MILLION AND N0/100 DOLLARS ($10,000,000.00) combined single limit per occurrence for bodily injury, personal injury, death and property damage, which limit may be provided by a combination of primary and excess/umbrella coverage. Prior to commencing physical construction of the Rail Project and Facility within the Land, Rail Company’s commercial general liability insurance coverage shall be increased to an amount of not less than ONE HUNDRED MILLION AND N0/100 DOLLARS ($100,000,000.00) combined single limit per occurrence for bodily injury, personal injury, death and property damage, which limit may be provided by a combination of primary and excess/umbrella coverage. Rail Company shall maintain such commercial general liability insurance until such insurance is replaced by Rail Company with railroad liability insurance. The commercial general liability coverage, including the coverage for contractual liability, shall not exclude, or restrict coverage, on the basis that construction, demolition or other operations are in connection with railroad operations, or in some proximity to, any railroad easement or property or affecting any railroad bridge or trestle, tracks, road-beds, tunnel, underpass or crossing.

(B)          Prior to commencing physical construction of the Rail Project and Facility within the Land, Rail Company shall cause the prime contractor(s) in privity with the Rail Company (the “Contractor”) to obtain and maintain, commercial general liability insurance in an amount of not less than TWENTY-FIVE MILLION AND N0/100 DOLLARS ($25,000,000.00) combined single limit per occurrence for bodily injury, personal injury, death and property damage, which limit may be provided by a combination of primary and excess/umbrella coverage. Notwithstanding the foregoing, based on the scope of work to be performed by a Contractor, Rail Company may propose that such Contractor be required to maintain a lower amount for such commercial general liability coverage, and the Authority agrees to reasonably consider each such request. Such insurance shall protect the Rail Company and, by endorsement, the Additional Insureds against loss or liability in connection with bodily injury, personal injury, death, or property damage occurring on or about the Rail Line Easement Property caused in whole or in part by or through such Contractor or its employees, agents, or subcontractors made in connection with the use of the Rail Line Easement Property, or any part thereof, by or on behalf of the Contractor, or construction, operation, or maintenance of the Rail Project, by or on behalf of the Contractor. The commercial general liability policy required of the Contractor by this Agreement shall be written on an occurrence basis, shall include products and completed operations throughout the duration of the coverage, and shall be maintained until ten years after final completion of the construction. The commercial general liability coverage, including the coverage for contractual liability, shall not exclude, or restrict coverage, on the basis that construction, demolition or other operations are in connection with railroad operations, or in some proximity to, any railroad easement or property or affecting any railroad bridge or trestle, tracks, road-beds, tunnel, underpass or crossing.

(C)          Upon commencement of the Rail Transportation Business to the paying public, the Rail Company shall obtain and maintain throughout the duration of this Agreement, at its sole cost and expense and in lieu of the Railroad Company’s commercial general liability insurance policy, railroad liability insurance under one or more policies providing coverage against loss or liability in connection with bodily injury, personal injury, death, or property damage, caused in whole or in part by or through the Rail Company or its employees, agents, contractors, or subcontractors made in connection with Rail Company’s use of the Land, or any part thereof, or Rail Company’s construction, operation or maintenance of the Rail Project. The railroad liability insurance coverage to be obtained by the Rail Company shall be maintained under one or more policies and shall extend coverage, by endorsement, to the Additional Insureds. Each such railroad liability insurance policy shall be written on an occurrence basis, or where such policy cannot be procured on an occurrence basis at commercially reasonable rates after good faith effort to procure same by the Rail Company, on a “claims made” basis. The railroad liability insurance coverage shall not be less than TWO HUNDRED MILLION AND NO/l 00 DOLLARS ($200,000,000.00) per occurrence, or on a claims made basis, as the case may be, depending on the type of policy procured, which limit can be provided by a combination of primary and excess coverage. If the railroad liability policy coverage is on a claims made basis, the retroactive date shall be no later than the date of commencement of the Rail Transportation Business by Rail Company.

The foregoing policy or policies under which such commercial general liability or railroad liability coverage is provided by Rail Company may include a deductible or self-insured retention not in excess of TEN MILLION AND N0/100 DOLLARS ($10,000,000.00) on the condition that:

(A)          During any time period that a commercial general liability insurance policy or railroad liability insurance policy required hereunder is in effect, it shall explicitly provide that, notwithstanding the applicability of any deductible or self-insured retention to the coverage for any other person or organization, no such deductible or self-insured retention shall apply to the coverage applicable to the Additional Insureds and, further, that the failure by any other person or organization to pay any of the deductible or self-insured retention shall not in any way diminish the coverage provided to the Additional Insureds, or, in the alternative, if such policies do not so provide with regard to deductibles or self-insured retentions, during any time period that such policy is in effect, (i) Rail Company shall maintain a fronting policy to ensure payment of the deductible or self-insured retention, or (ii) each insurance policy shall explicitly provide that an Additional Insured may satisfy such self-insured retention should Rail Company fail to do so when due, and the Rail Company shall provide security in the form of an irrevocable evergreen letter of credit in favor of the Authority and subject to final Authority approval in its sole and absolute discretion, which shall insure the prompt payment of such self-insured retention when due);

(B)          Rail Company delivers documentation to the Authority upon request, but no less frequently than annually, that provides assurance to the Authority’s reasonable satisfaction that the self-insurance arrangements adequately protect the Authority against liability for bodily injury, personal injury, death and property damage; and

(C)          Rail Company promptly pays any and all amounts due under such deductible or self-insured retention in lieu of insurance proceeds which would have been payable if the insurance policies had not included a deductible or self-insured retention amount.

ii.            Professional Liability Insurance. Prior to entering the Land to commence any physical work covered thereby, Rail Company, at no cost or expense to the Authority, shall require third parties performing any engineering, architectural, or land surveying work, for, or on behalf of Rail Company, in constructing the Rail Project on the Land to procure and maintain, in a policy reasonably acceptable to the Authority, professional liability insurance in a minimum amount as set forth below. Such professional liability insurance must be maintained at all times during activities on the Land covered thereby, with tail coverage for at least three (3) years after completion of construction of the Facility. For environmental assessments, land surveying work and any other site work, the coverage shall be not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00). For architectural, geotechnical engineers, and electrical engineers involved in the Rail Project, the coverage shall be not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00). For work involving signaling and security matters, the coverage shall not be less than FIVE MILLION AND N0/100 DOLLARS ($5,000,000.00). For structural engineers and civil engineers relating to a construction project, the coverage shall be not less than FIVE MILLION AND N0/100 DOLLARS ($5,000,000.00).

iii.          Worker’s Compensation. Prior to entering the Land to commence any physical activities therein, Rail Company, at Rail Company’s sole cost and expense, shall procure and maintain throughout the duration of this Agreement worker’s compensation insurance in the amount required by law and employer’s liability coverage of ONE MILLION AND N0/100 DOLLARS ($1,000,000.00) per occurrence, covering all persons employed by Rail Company in connection with Rail Company’s activities and operations within the Rail Line Easement Property. Such insurance shall be endorsed to provide coverage for any and all liabilities resulting from any applicable employee liability regime, including without limitation, the Federal Employer’s Liability Act.

iv.         Builders’ Risk. Prior to commencement of any physical construction of the Rail Project within the Property, Rail Company shall, at no cost or expense to Authority, procure and maintain, or require its Contractor to procure and maintain, until completion of the construction, builders’ risk insurance in the amount of the construction cost of the Improvements and Critical Rail Corridor Improvements, with waiver of subrogation provisions.

v.          Property Insurance. Upon completion of construction of the Facility and prior to commencing operations of the Rail Transportation Business Rail Company shall, at Rail Company’s sole cost and expense, procure and maintain throughout the duration of this Agreement, extended or broad form coverage property insurance with waiver of subrogation provisions covering the Improvements, with coverage sufficient to cover the probable maximum loss of such Improvements and alterations made by Rail Company pursuant to the terms hereof, which shall include coverage for damage by fire and lightning, theft, vandalism and malicious mischief, or the ISO Causes of Loss - Special Form, as well as flood insurance.

vi.          Pollution Legal Liability Insurance. Rail Company shall also procure and maintain, at its sole cost and expense, pollution legal liability insurance covering the Rail Company and the Additional Insureds in an amount not less than TWENTY-FIVE MILLION AND N0/100 DOLLARS ($25,000,000.00) per claim and TWENTY-FIVE MILLION AND N0/100 DOLLARS ($25,000,000.00) aggregate for each policy term (such term not to exceed three (3) years) and maintain such coverage for the duration of the Term of this Agreement. The pollution legal liability policy shall be in place from the Effective Date through the duration of the Term of this Agreement plus an extended reporting period of not less than five (5) years. The policy shall be on a form reasonably acceptable to the Authority and shall include coverage for bodily injury; property damage, including loss of use of damaged property or of property that has not been physically injured or destroyed; cleanup costs and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims. Coverage shall apply to sudden and non-sudden pollution conditions resulting from the escape or release of smoke, vapors, fumes, acids, alkalis, toxic chemicals, liquids, or gases, waste materials, or other irritants, contaminants, or pollutants and shall include groundwater pollution, soil pollution, air pollution. Unless such coverage cannot be procured at commercially reasonable rates after good faith effort to procure same by the Rail Company, the policy shall also cover noise pollution and vibration pollution. To the extent that the railroad liability policy described above contains pollution coverage, Rail Company will not be required to carry duplicative insurance under this subsubsection 9.vi.

vii.          Terrorism or War Risk and Allied Perils. Upon commencement of the Rail Transportation Business to the paying public, Rail Company at no expense to the Authority shall obtain Terrorism or War Risk and Allied Perils liability insurance in an amount not less than TWENTY MILLION AND NO/l00 DOLLARS ($20,000,000.00) and property damage insurance in an amount not less than TWENTY-FIVE MILLION AND N0/100 DOLLARS ($25,000,000.00) (which limit may be adjusted during the Escrow Term, as defined in the Rail Line Easement Agreement, as the parties work together in good faith, acting reasonably, to determine whether adjustments are needed to the required property damage amount for this terrorism coverage).

viii.         Business Auto Liability. Rail Company shall procure and maintain business automobile liability insurance coverage, at its sole cost and expense, covering Rail Company, and by endorsement, the Additional Insureds in an amount not less than ONE MILLION DOLLARS and N0/100 ($1,000,000.00) on a form no more restrictive than, and shall cover Rail Company and Additional Insured’s for those sources of liability which would be covered by Section II of, the latest occurrence edition of the Business Auto Coverage Form (ISO Form CA 00 01) as filed for use in the State of Florida by ISO without any restrictive endorsements other than those which are required by the State of Florida, or those which, under an ISO filing, must be attached to the policy (i.e., mandatory endorsements). Coverage shall include all owned, non-owned and hired autos used in connection with this Agreement.

ix.            Required Insurance Primary and Noncontributory. The insurance required to be carried herein shall be on a primary basis to, and shall not require contribution from, any other insurance or self-insurance maintained by the Additional Insureds.

x.             Required Insurance Additional Remedy. Compliance with the insurance requirements of this Agreement shall not limit the liability of Rail Company to any Additional Insured. Any remedy provided to an Additional Insured by the insurance shall be in addition to and not in lieu of any other remedy available under this Agreement (including Rail Company’s indemnity obligations), or otherwise,.

xi.            Qualification of Insurers. All insurance policies required by this Section 9.b. shall be on forms reasonably acceptable to the Authority and shall be issued by insurance companies authorized by subsisting certificates of authority issued to the companies by the Department of Insurance of the State of Florida or an eligible surplus lines insurer under Section 626.918, Fla. Stat., or with respect only to Workers’ Compensation Insurance, authorized as a group self-insurer pursuant to Section 440.572, Fla. Stat.. which has been in continuous operation in the State of Florida for five (5) years or more or authorized as a commercial self-insurance fund pursuant to Section 624.462, Fla. Stat.. which has been in continuous operation in the State of Florida for five (5) years or more. In addition, such insurers other than those authorized by Section 440.572 F.S. (individual self-insurers) or Section 624.462, Fla. Stat. (commercial self-insurance funds), shall have and maintain throughout the period for which coverage is required, a Best’s Rating of “A-” or better and a Financial Size Category of “VII” or better according to the most recent edition of “Best’s Key Rating Guide” for insurance companies.

xii.          Evidence of Insurance Rail Company shall furnish to the Authority, not less than fifteen (15) days before the date the insurance is first required to be carried by Rail Company or limits are increased, and thereafter before the expiration of each policy, true and correct certificates of insurance, using the appropriate ACORD form of certificate or its equivalent, and the necessary endorsements that are required to evidence the coverages required under this Section 9.b. with a copy of each policy, if requested by the Authority (with the exception of workers’ compensation insurance and professional liability insurance on account of which the Additional Insureds shall not be additional insureds). Such certificates shall provide that should any policies described therein be cancelled before the expiration date thereof, notice will be delivered to the certificate holder by the insurer in accordance with the policy provisions regarding same. Further, Rail Company agrees that the insurance coverage required from the Rail Company hereunder shall not be terminated or modified in any material way without thirty (30) days advance written notice from Rail Company to the Authority and that Rail Company shall require the Contractors performing the foregoing work for or on behalf of Rail Company to provide Rail Company and the Authority with renewal or replacement evidence of insurance at least thirty (30) days prior to the expiration or termination of such insurance.

xiii.         The Executive Director may require, in his reasonable discretion, increases in the amounts of coverage set forth above upon thirty (30) days’ written notice, provided that (A) the Executive Director may not request increases to the foregoing insurance limits for five (5) years from the Effective Date, (B) the Executive Director may not require increases thereafter more than once every five (5) years, (C) the Executive Director may only request increases in the amounts of coverage if those increases are based on the then current market industry’s standards and types of insurance available in the marketplace at commercially reasonable rates, and (D) the required increase in coverage will go into effect at the beginning of the next Agreement Period. For purposes of the preceding sentence, “current market industry’s standards” and “commercially reasonable” means that the required limits of insurance are comparable to policies carried by passenger railroad companies that do not have sovereign immunity.

xiv.         In the event Rail Company shall fail to procure insurance required under this Section or fail to maintain the same in full force and effect continuously during the Term and any renewal thereof or fail to meet its obligations with respect to any deductible or self-insured retention amount under this Agreement, the Authority shall be entitled, after thirty (30) days prior written notice to Rail Company of Rail Company’s default hereunder and Rail Company’s failure to cure such default within said thirty (30) days, to require Rail Company to immediately discontinue all construction activities related to the Rail Project and immediately discontinue operation of the Rail Project until Rail Company has provided the Authority reasonably satisfactory evidence that the required insurance has been obtained and the other obligations of Rail Company under this section have been met. No cessation of construction or operations required by the Authority under this section shall relieve Rail Company of any of its other obligations under this Agreement.

xv.          To the extent permitted by applicable law, the Authority, City and Rail Company hereby waive all rights against each other, and against their consultants, contractors, subcontractors, sub-subcontractors, agents and employees, for damages covered and paid by property insurance obtained by either in connection with the Rail Line Easement Property. The property insurance policies (including policies for builder’s risk insurance) obtained by Rail Company related to the Rail Line Easement Property or the Rail Project from and after the Effective Date shall provide waivers of subrogation by endorsement or otherwise.

c.         Environmental.

i.          General. Notwithstanding any other provisions in this Agreement, and in addition to any and all other requirements of this Agreement or any other covenants, representations or warranties of Rail Company, Rail Company hereby expressly covenants, warrants and represents to the Authority, in connection with Rail Company’s operations at the Airport the following:

(A)          Rail Company Obligations; Environmental Reports. The Authority. at its expense shall deliver to Rail Company an environmental site assessment report which includes the Land and rail line prepared by an environmental firm qualified to produce said report and certified to Authority and Rail Company (“Environmental Study”). The Environmental Study shall be dated within sixty (60) days of the Effective Date (the “Baseline EA Date”), and shall be prima facie evidence of the environmental condition of the Land as of the Baseline EA Date. Upon expiration or termination of this Agreement, Rail Company, at Rail Company’s cost and expense, shall obtain and provide Authority with a final Phase I Environmental Assessment Report (“Final Phase I EA”) of the Land prepared by a licensed environmental engineering consultant reasonably acceptable to the Authority. The Final Phase I EA shall be certified in favor of Authority and Rail Company. If any environmental testing by the Authority or the Final Phase I EA indicates the presence of contamination, not present as of the Baseline EA Date and not caused by the acts or omissions of the Authority, its agents, employees, or contractors, that may require Corrective Action (as defined below), Rail Company, at Rail Company’s expense, shall immediately undertake Corrective Action ordered or required by any governmental authority exercising jurisdiction with respect to such contamination.

As used herein, the term “Corrective Action” means the investigation, active remediation, passive remediation, monitoring and risk assessment or any combination of these activities engaged in with respect to environmental contamination. Any Corrective Action performed by Rail Company will be performed in accordance with applicable regulatory requirements. Rail Company may perform the Corrective Action before or after expiration or termination of this Agreement, provided that such Corrective Action is diligently prosecuted and occurs in accordance with applicable regulatory requirements. In each event where Corrective Action is required, Rail Company shall obtain and provide Authority with written evidence from all applicable governmental authorities exercising jurisdiction over such Corrective Action that the Corrective Action has been completed and that no further action is required with respect to the Facility. Rail Company and the Authority shall, in good faith, cooperate with each other with respect to any Corrective Action conducted after the expiration or termination of this Agreement so as not to interfere unreasonably with the conduct of the Authority’s or any third party’s business on the Facility. The terms and provisions of this Section 9.c.i.(b) will survive the expiration or termination of this Agreement.

(B)          Rail Company is knowledgeable of all applicable federal, state, regional, and local environmental laws (including common law), ordinances, rules, regulations, resolutions, policies, guidelines and orders, which apply to Rail Company’s operations at the Airport (collectively, “Environmental Laws”) and acknowledges that such Environmental Laws change from time-to-time, and Rail Company agrees to keep informed of any such future changes.

(C)          Rail Company shall comply with all applicable Environmental Laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (“CERCLA”) and those regulating the storage, handling and disposal of waste materials as relate to Rail Company’s use and operation of the Land.

(D)          Rail Company shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless the Authority and the City, and the members (including, without limitation, members of the Authority’s Board and the City’s Council, and members of the citizens advisory committees of each), officers, employees and agents of each, from any and all Claims to the extent arising out of, or as a result of (i) any “releases,” as defined in Section 101(22) of CERCLA, occurring after the Effective Date of any “hazardous substance,” as defined in Section 101(14) of CERCLA, or petroleum (including crude oil or any fraction thereof) placed into, on or from the Land by Rail Company at any time after the Effective Date; (ii) any contamination of the soil or groundwater or damage to the environment and natural resources of the Land or any other property, as the result of actions by Rail Company occurring after the Effective Date, whether arising under CERCLA or other statutes and regulations, or common law; and (iii) any toxic, explosive or otherwise dangerous materials or hazardous substances which have been buried beneath concealed within or released on or from the Land by Rail Company after the Effective Date.

(E)          Rail Company shall promptly notify the Authority of the release of any hazardous substances on the Land, or other act or omission which results in the environmental contamination of the Land, if Rail Company has actual knowledge of any such release or environmental contamination.

(F)          The provisions of this Section 9.c shall survive the expiration or earlier termination of this Agreement with respect to any release, contamination, act or omission of Rail Company and occurring after the Effective Date, and shall also survive with respect to the Rail Company’s obligation upon such expiration or termination to remove any storage tank/facility remaining on the Land and to cleanup any hazardous substances or other environmental contamination of the Land resulting from the use of any such storage tank facilities. Notwithstanding the foregoing paragraphs or anything contained in this Agreement to the contrary, Rail Company shall not be responsible for any damages to third parties or Authority, or the City, corrective action, remediation or cleanup of any kind which is the result of (1) contamination migrating to the Land from adjacent parcels or (2) contamination of the Land existing as of the Effective Date, or (3) contamination after the Effective Date caused by or through the Authority or the City. Further, the Authority or its designated agent shall be authorized to install monitoring wells on the Land, at locations to be determined by the Authority or its designated agent and approved by Rail Company (which approval shall not be unreasonably withheld) for the purpose of monitoring any contamination migrating from adjacent parcels and shall further be authorized to conduct any studies necessary to determine any contamination of the Land existing as of the Effective Date. No such action by the Authority or its designated agent shall be construed as an eviction of Rail Company, a disturbance of Rail Company’s possession and quiet enjoyment of the Land, or an election by the Authority to terminate this Agreement, and the Authority shall not be liable in any way to Rail Company as a result of any such action, nor shall the Authority be responsible for the acts of any third party charged with installing or monitoring the monitoring wells on the Land. Notwithstanding the foregoing sentence, the Authority shall use its best efforts to minimize the interference of Rail Company’s operation of the Land in connection with the installation and monitoring of the monitoring wells and any damage caused to the Land by the Authority or its designated agent as a result of said installation or monitoring will be the responsibility of the Authority.

(G)          Rail Company agrees to cooperate with any investigation, audit or inquiry by the Authority or any governmental or quasi-governmental agency, regarding possible violation of any Environmental Law upon the Airport (at no cost to Rail Company unless the investigation, audit or inquiry relates to potential violations of Environmental Laws by Rail Company).

(H)          Rail Company agrees that all remedies of the Authority as provided herein with regard to violation of any Environmental Laws shall be deemed cumulative in nature and shall survive termination of this Agreement.

(I)           Rail Company agrees that any notice of violation, notice of non- compliance, or other enforcement action relating to the Airport shall be provided to the Authority promptly after receipt by Rail Company or Rail Company’s agent. Any violation or notice of violation or non-compliance with any Environmental Laws shall be deemed a default under this Agreement, subject to applicable notice and cure periods.

(J)          With regard to any underground or above ground storage tanks on the Land, Rail Company covenants and agrees that it will comply with all regulations concerning the installation, operation, maintenance and inspection of both above ground and underground storage tanks, including financial responsibility requirements. Rail Company shall be responsible for removing all storage tanks and related facilities installed by Rail Company, on Rail Company’s behalf or at Rail Company’s direction after the Effective Date located on the Land and assuring that the Land is free of any hazardous substances or other environmental contamination upon its abandonment of any such storage facilities (installed after the Effective Date) or other expiration or earlier termination of the term of this Agreement.

In entering this Agreement, the Authority expressly relies on the covenants, representations, and warranties of Rail Company as stated in this Section 9.c.

ii.             Stormwater.

(A)          Notwithstanding any other provisions or terms of this Agreement, Rail Company acknowledges that certain properties within the Airport, or on Authority and City-owned land, are subject to stormwater rules and regulations. Rail Company agrees to observe and abide by such stormwater rules and regulations as may be applicable to the Authority’s property and uses thereof.

(B)          Rail Company acknowledges that any stormwater discharge permit issued to the Authority may name Rail Company as a co-permitee. The Authority and Rail Company both acknowledge that close cooperation is necessary to insure compliance with any stormwater discharge permit terms and conditions, as well as to insure safety and to minimize cost of compliance. Rail Company acknowledges further that it may be necessary to undertake such actions to minimize the exposure of stormwater to “significant materials” generated, stored, handled or otherwise used by Rail Company, as such term may be defined by applicable stormwater rules and regulations, by implementing and maintaining “best management practices” as that term may be defined in applicable stormwater rules and regulations.

(C)          The Authority will provide Rail Company with written notice of any stormwater discharge permit requirements applicable to Rail Company and with which Rail Company will be obligated to comply from time-to-time, including, but not limited to: certification of non-stormwater discharges; collection of stormwater samples; preparation of stormwater pollution prevention or similar plans; implementation of best management practices; and maintenance of necessary records. Such written notice shall include applicable deadlines. Rail Company agrees that within thirty (30) days of receipt of such written notice, it shall notify the Authority in writing if it disputes any of the stormwater permit requirements it is being directed to undertake. If Rail Company does not provide such timely notice, Rail Company will be deemed to assent to undertake such stormwater permit requirements. In that event, Rail Company agrees to undertake, at its sole expense, unless otherwise agreed to in writing between the Authority and Rail Company, those stormwater permit requirements for which it has received written notice from the Authority, and Rail Company agrees that it will hold harmless and indemnify the Authority for any violations or non-compliance with any such permit requirements.

10.          Condemnation.

a.            Notice of Condemnation. The party receiving any notice in connection with any proceedings or negotiations with respect to an actual or potential condemnation proceeding by a third party governmental agency (a “Taking”) shall promptly give the other party notice of the receipt, contents and date of the notice received.

b.            Rights of the Authority and Rail Company. The Authority and Rail Company shall each have the right to represent their respective interests in each proceeding or negotiation with respect to a Taking. The Authority and Rail Company each agrees to execute and deliver to the other any instrument that may be required or which would facilitate the provisions of this Agreement relating to the condemnation.

c.            Taking of Leasehold. Upon a Taking of the entire Land, Rail Company’s interest in this Agreement shall cease on the first to occur of the date on which Rail Company is denied use of the Land as such use is contemplated hereunder or the date on which such Taking is completed by deed, contract or final order of condemnation; unless otherwise specified by court order. If the Taking is of substantially all of the Land, or substantially all of the access to the Land, or if those portions of the Land that are necessary for Rail Company’s use of the Land as contemplated herein, Rail Company shall be entitled to (i) terminate this Agreement without any penalty or liability (except for matters expressly surviving termination of this Agreement) or (ii) provide the Authority with written notice within ninety (90) day after Rail Company receives notice of the Taking that it will continue performing under the this Agreement with respect to the balance of the Land not so taken, except that Annual Rent payable hereunder by the Rail Company shall be equitably adjusted (a “Partial Taking”) .

d.            Obligations of Rail Company under Partial Taking. It is understood and agreed that all condemnation proceeds for any Partial Taking of the Land shall be paid to Rail Company to be held by it in trust and used for the repair and reconstruction of Improvements on the Land. Upon the completion of such repair or reconstruction work and the discharge of the Land and any improvements from all liens or claims arising therefrom, Rail Company shall be entitled to any surplus of condemnation proceeds obtained by Rail Company over the cost of repair or reconstruction and shall be liable for any deficiency between the cost of repair or reconstruction and any condemnation proceeds obtained by Rail Company. Notwithstanding the above, Rail Company has reviewed the likely alignment, property needed and slopes necessary for the widening and bridge-work associated with the widening of Boggy Creek Road (the “Boggy Creek Road Expansion”). Rail Company shall only be entitled to proceeds for a partial taking of the Land for any reconstruction or repair of the Facility resulting from the Boggy Creek Expansion, provided all funds received are utilized for reconstruction and replacement.

e.            Taking of Temporary Use of Land and Improvements. Upon any Temporary Taking (as hereinafter defined) of the use of all or any part of the Land or Improvements, or both, the Annual Rent shall be abated during all such periods in which Rail Company was not able to operate the Land and Rail Company shall be entitled to any award for the use or estate taken. All condemnation proceeds for any Temporary Taking shall be paid to Rail Company to be held by it in trust and used for the repair and reconstruction of the Land and any Improvements, with the excess to be retained by Rail Company as provided below. If a result of the Temporary Taking is to necessitate expenditures for reconstruction of the Improvements to make them reasonably suitable for Rail Company’s continued use in connection with its operations under this Agreement, after the termination of such Temporary Taking, Rail Company shall perform such work in accordance with the provisions of this Agreement. Upon the completion of the work and the discharge of the Land and Improvements from all liens or claims arising therefrom, Rail Company shall be entitled to any surplus of condemnation proceeds obtained by Rail Company over the cost of repair or reconstruction and shall be liable for any deficiency between the cost of repair or reconstruction and any condemnation proceeds obtained by Rail Company if the additional repairs are desired by Rail Company. A “Temporary Taking” is defined as a taking of the use of all or any part of the Land or Improvements, or both, for a period with a duration of less than six (6) months. In the event that any Temporary Taking shall exceed such period in duration and shall materially adversely affect Rail Company’s use and operation of the Land for the Permitted Use under this Agreement, then Rail Company may elect to terminate this Agreement, without any penalty or liability (except for matters expressly surviving termination of this Agreement), upon ninety (90) days prior written notice to the Authority. Upon any such termination of this Agreement, Rail Company shall retain the right to pursue such rights and remedies as may be available under applicable law relative to such taking. If Rail Company does not so notify the Authority, this Agreement shall remain in full force and effect covering the balance of the Land not so taken, except that the Annual Rent payable hereunder by Rail Company shall be equitably adjusted.

f.            Deposit of Sums Payable on Taking. If the Authority and Rail Company are unable to agree on how all sums payable by a third party on the Taking are to be distributed and disbursed as between the Authority and Rail Company, then the Authority and Rail Company agree to take such action as shall reasonably be required to withdraw such sums from the registry of the Court and jointly deposit such sums in an interest bearing escrow account, and once agreement is reached between the Authority and Rail Company as to how such sums are to be distributed and disbursed (or the matter has been determined in accordance with the laws of the State of Florida), the interest earned on such sums shall be distributed between the Authority and Rail Company in the same proportion as the distribution of the principal amount of such sums. To the extent permitted by applicable law Rail Company shall be entitled to bring a separate action against a third party condemning authority for the collection of, among other things: (i) the value of the Rail Company Improvements, equipment, tenant fixtures, furniture and equipment; (ii) relocation costs; (iii) business damages, and (iv) the value of Rail Company’s leasehold interest under this Agreement.

g.           Compensation. If the Authority commences an actual eminent domain proceeding to condemn any or all of Rail Company’s leasehold interest in the Land under this Agreement, Rail Company shall have the right to seek just compensation for damages in accordance with applicable law. The intent of this section is that: (i) Rail Company shall not be entitled to assert claims in inverse condemnation or for eminent domain damages, fees, or costs (business, severance or otherwise) in any action between the parties that is fundamentally a dispute over the rights and responsibilities of the parties under this Agreement (including the rights of the Authority to terminate this Agreement); but (ii) Rail Company will be able to fully defend against a purely eminent domain action brought by the Authority in which the issues are the Authority’s right under the Florida Constitution and applicable Florida Statutes to condemn all or a part of Rail Company’s leasehold interest and the compensation Rail Company may be entitled to as a result of the condemnation. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, it is understood and agreed that Rail Company has not waived, but rather has expressly reserved, any and all rights, remedies and defenses available to Rail Company, at law and in equity, in the event that any use, occupancy, or title of the Land, or any part thereof, is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person or authority not a party to this Agreement having the power to do so through eminent domain or other law, including without limitation, the right to seek just compensation for damages arising out of any such taking and the right to seek adequate substitute facilities in accordance with law, with the exception of the Boggy Creek Expansion.

11.          Default.

a.            Termination Events of Default by Rail Company. The events described below shall each be deemed to be a “Termination Event of Default” by Rail Company as such may result in termination of this Agreement:

i.            The conduct by Rail Company of any business on the Airport property not specifically authorized herein, and such business does not cease within thirty (30) days after receipt of the Authority’s written notice to cease such business or acts.

ii.           The failure of Rail Company to make any payment required to be made by Rail Company hereunder when due as herein provided, which failure is not remedied within (180) days after receipt by Rail Company of the Executive Director’s written demand, provided that if the amount demanded is in dispute, by payment within such (180) days of (A) the full portion of the amount due which is not in dispute to the Authority and (B) the full portion of the amount which is in dispute into escrow under protest.

iii.          The repeated failure (defined for this purposes at least six (6) such failures with any consecutive twelve (12) month period) to make any payment required to be made by Rail Company under this Agreement when due and as herein provided (provided that notice of such failure shall have been given to Rail Company, but whether or not Rail Company shall have remedied any such failure within the time provided for in such notice).

iv.           Abandonment of use of the Land by Rail Company. “Abandonment” shall be deemed to occur only if the Rail Company, or its properly assigned successor, ceases rail service to be provided by Rail Company to the Airport for a period of 180 days consecutively (subject to extension for Force Majeure Events) provided however if the Rail Company, or its properly assigned successor, is solvent and reorganizing, then Abandonment shall be deemed to occur only if rail services to be provided by Rail Company to the Airport cease for a period of 365 days consecutively (subject to extension for Force Majeure Events).

v.            The Rail Company’s regularly scheduled operation of any trains on the Rail Line Easement Property (as defined in the Rail Line Easement) which fail to stop and provide passenger rail service at the Rail Company Premises (as defined in the Premises Lease and Use Agreement) (or at the Rail Company’s platform in the Rail Station Building if the Premises Lease and Use Agreement is no longer in effect). This provision shall not apply to trains being operated to the Land and not carrying or available to carry passengers.

vi.            Upon the filing by or against Rail Company of any proceeding under federal bankruptcy laws, if Rail Company has defaulted in the performance of any provision of this Agreement within the 90 days preceding such filing and such default was not cured prior to filing, the Authority shall have the right to cancel this Agreement, in addition to other remedies provided under provisions of the Federal Bankruptcy Rules and Regulations and Federal Judgeship Act of 1984, as such may be subsequently amended, supplemented, or replaced. If the filing is an involuntary filing, the Authority shall have no rights under this Section if Rail Company causes such filing to be dismissed within (120) days. Nothing contained in this paragraph shall be deemed to limit Rail Company’s ability to assert rights that may be available under the federal bankruptcy code or rules.

b.            Non-Termination Events of Default by Rail Company. The events described below shall each be deemed to be a “Non-Termination Event of Default” by Rail Company which may result in the Authority pursuing any available right or remedy except for the termination of this Agreement:

i.          The discovery by the Executive Director that any material statement of fact furnished by Rail Company in connection with this Agreement is false or materially misleading and is not made correct within thirty (30) days after written notice.

ii.         The commencement by Rail Company in any court pursuant to any statute of the United States or of any State, territory or government of an insolvency or bankruptcy proceeding, including, without limitation, a proceeding for liquidation, reorganization or for the adjustment of its indebtedness and such proceeding has not been completed or Rail Company discharged within (180) days after the commencement thereof.

iii.        The failure by Rail Company to cure a default in the performance of any of the terms, covenants, and conditions required herein not otherwise listed in this Section 11.b. within thirty (30) days after receipt of written notice from the Authority of such default; or, if by reason of the nature of such default, the same cannot be cured within thirty (30) days following receipt by Rail Company of written demand from the Authority to do so, Rail Company fails to commence curing such default within such thirty (30) days following such written notice, or having so commenced, shall fail thereafter to continue with diligence the curing thereof and, in any event, fails to cure such default within a reasonable time or ninety (90) days after receipt of notice of such default, whichever is earlier. Rail Company shall have the burden of proof to demonstrate (i) that the default cannot be cured within thirty (30) days, and (ii) that it is proceeding with diligence to cure said default, and that such default can be cured within the earlier of a reasonable period of time or ninety (90) days.

iv.        The placement of any construction lien upon the Land as a result of Rail Company’s failure to pay for any work for any Improvements which were installed by or on behalf of Rail Company and which is not bonded over or discharged of record within thirty (30) days after receipt of notice by Rail Company or any levy under any such lien.

v.         The failure by Rail Company to pay any part of the fees and charges due hereunder and the continued failure to pay such amounts in full within thirty (30) days after the Authority’s written notice of such default; provided, however, that if a dispute arises between the Authority and Rail Company with respect to any obligation or alleged obligation of Rail Company to make payments to the Authority, payments under protest by Rail Company of the amount due shall not waive any of Rail Company’s rights to contest the validity or amount of such payment. In the event any court or other body having jurisdiction determines all or any part of the protested payment shall not be due, then the Authority shall promptly reimburse Rail Company or credit against future payments by Rail Company any amount determined as not due.

vi.           The failure by Rail Company to obtain and keep in force insurance coverage in accordance with this Agreement, which is not cured within ten (10) days after receipt of written notice by the Authority of such default.

vii.           The appointment of a trustee, custodian, or receiver of all or a substantial portion of Rail Company’s assets.

viii.          The divestiture of Rail Company’s estate herein by operation of law, by dissolution, or by liquidation (not including a merger or sale of assets).

Notwithstanding the occurrence of any Event of Default, Rail Company shall remain liable to the Authority for all fees and charges payable hereunder and for all preceding breaches of any obligation under this Agreement. Furthermore, unless the Authority elects to cancel this Agreement for a Termination Event of Default, Rail Company shall remain liable for and promptly pay all fees and charges accruing hereunder through the end of the Term.

c.             Cross Default. A default under any other agreement between the Authority and Rail Company, including but not limited to the Premises Lease and Use Agreement, the Rail Line Easement and the Rail Line Slope Easement, shall constitute a default under this Agreement at the option of Authority (a “Cross Default”). No Cross Default shall result in the termination of this Agreement unless the same constitutes a Termination Event of Default under this Agreement.

d.             The Authority’s Remedies. Upon the occurrence of an Event of Default, the following remedies, which shall be cumulative, shall be available to the Authority:

i.          The Authority may exercise any remedy provided by law or in equity, including but not limited to the remedies hereinafter specified, subject to the terms hereof.

A.	By mandamus or other proceeding at law or in equity, cause Rail Company to remit to the Authority funds sufficient to enable the Authority to cure the Event of Default.
B.	By action or suit in equity, require Rail Company to account for all moneys owed to the Authority pursuant to this Agreement.
C.	By action or suit in equity, seek to enjoin any acts or things which may be unlawful.
D.
By applying to a court of competent jurisdiction, seek to cause the appointment of a receiver to manage the Rail Project, establish and collect fees and charges, and apply the revenues to the reduction of the obligations under this Agreement.

E.	By suing Rail Company for payment of amounts due, or becoming due, with interest on overdue payments together with all costs of collection, including attorneys’ fees.
F.
Because the Authority has given up the right to seek termination for all events of default that are not a Termination Event of Default, the parties acknowledge the Authority’s right to seek specific performance without the necessity of proving that money damages are not available.

ii.          Only upon the occurrence of a Termination Event of Default may the Authority elect to terminate this Agreement, effective upon the date specified in the notice of cancellation, which shall be no less than ninety (90) days after the date of such notice. Upon the effective date of the termination, Rail Company shall be deemed to have no further rights hereunder and the Authority shall have the right to revoke Rail Company’s right to operate the Rail Transportation Business at the South Airport APM Complex at the Airport and to take immediate possession of the Land. Notwithstanding any other provision of law or contract, the Authority shall not exercise any legal or contractual remedy that would have the effect of interrupting or preventing the Rail Company from providing continuous passenger rail service over the Rail Line Easement for any breach or default other than a Termination Event of Default. Moreover, for a Termination Event of Default due to Abandonment, the termination of this Agreement shall be the Authority’s exclusive remedy therefor and for a Termination Event of Default due to nonpayment as provided above, the termination of this Agreement and receipt of payment due and outstanding as of the effective date of termination shall be the Authority’s exclusive remedy therefor.

iii.         Rail Company shall pay to the Authority all other reasonable costs incurred by the Authority in the exercise of any remedy permitted hereunder, including, but not limited to, Attorney Fees, disbursements, court costs, and expert fees.

e.             Events of Default by the Authority. The events described below shall be deemed “Authority Events of Default”:

i.           The Authority fails to keep, perform, or observe any term, covenant, or condition herein contained, to be kept, performed, or observed by the Authority and such failure continues for thirty (30) days after receipt of written notice of such failure from Rail Company; or, if by its nature such default cannot be cured within such thirty (30) day period, the Authority shall not commence to cure such default within said thirty (30) days and thereafter to cure or remove the same as promptly as reasonably practicable.

ii.          The Airport is permanently closed as an multimodal transportation facility by act of any federal, state, or local government agency having competent jurisdiction; or Rail Company is unable to use Airport for a period of at least forty-five (45) consecutive days due to any law or any order, rule or regulation of any governmental authority having jurisdiction over the operations of the Airport; or any court of competent jurisdiction issues an injunction preventing the Authority or Rail Company from using Airport for airport purposes, for reasons other than those circumstances within Rail Company’s control or resulting from Rail Company’s actions, and such injunction remains in force for a period of at least forty-five (45) consecutive days.

iii.         The United States Government or any authorized agency thereof (by executive order or otherwise) assumes the operation, control, or use of the Airport in such a manner as to substantially restrict Rail Company from conducting its operations, if such restriction continues for a period of sixty (60) consecutive days or more.

f.              Rail Company’s Remedy. Upon the occurrence of an Authority Event of Default under paragraph e. above, Rail Company may exercise any remedy provided by law or in equity, which shall be cumulative. Upon occurrence of an Authority Event of Default under Section e.ii or e.iii. Rail Company’s sole remedy shall be termination of this Agreement.

g.            Non-Waiver. No waiver by the Authority or Rail Company of any covenant or condition or of the breach of any covenant or condition of this Agreement shall constitute a waiver of any subsequent breach of such covenant or condition or justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof. The acceptance of Annual Rent or other payments from Rail Company by the Authority at any time when Rail Company is in default under this Agreement shall not be construed as a waiver of such default or of the Authority’s right to exercise any remedy arising out of such default, nor shall any waiver or indulgence granted by the Authority to Rail Company be taken as an estoppel against the Authority, it being expressly understood that the Authority may at any time thereafter, if such default continues, exercise any such remedy in the manner hereinbefore provided or as otherwise provided by law or in equity.

12.           Government Inclusion.

a.             Government Agreements. This Agreement shall be subordinate to, and shall be automatically modified to comply with, the provisions of any existing or future agreements between the Authority and the United States Government or other governmental authority, relative to the operation or maintenance of the Airport, the execution of which has been or will be required as a condition precedent to the granting of federal or other governmental funds for the development of the Airport, to the extent that the provisions of any such existing or future agreements (i) are generally required by the United States or other governmental authority as a condition to receiving such funds, and (ii) do not adversely affect Rail Company’s Rail Transportation Business in any material respect, it being understood and agreed that it is of the utmost importance for Rail Company to be able to operate the Rail Transportation Business in a convenient, safe, efficient and continuous manner in order to deliver uninterrupted service to its passengers.

b.            Federal Government’s Emergency Clause. All provisions of this Agreement shall be subordinate to the rights of the United States of America to operate the Airport or any part thereof during time of war or national emergency. Such rights shall supersede any provisions of this Agreement inconsistent with the operations of the Airport by the United States of America. This paragraph does not affect Rail Company’s rights under Section 11.e and 11.f.

c.             Nondiscrimination.

i.           Rail Company assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age or handicap be excluded from participating in any activity conducted with or benefitting from Federal assistance. This provision obligates Rail Company or its transferee for the period during which Federal assistance is extended to the airport program, except where Federal assistance is to provide, or is in the form of personal property or real property or interest therein or structures or improvements thereon. In these cases, this provision obligates Rail Company for the longer of the following periods: (i) the period during which the property is used by the Authority or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (ii) the period during which the Authority or any transferee retains ownership or possession of the property. In the case of contractors, this provision binds the contractors from the bid solicitation period through the completion of the contract.

ii.          Rail Company acknowledges that the provisions of 49 CFR, Part 23, Disadvantaged Business Enterprises (“DBE”), as such regulations may be amended, and such other similar regulations may be enacted, may be applicable to the activities of Rail Company under the terms of this Agreement, unless exempted by said regulations, and Rail Company hereby agrees to comply with the regulatory agencies, in reference thereto to the extent applicable. If applicable these requirements may include, but not be limited to, compliance with DBE participation goals, the keeping of certain records of good faith compliance efforts, which would be subject to review by the various agencies, the submission of various reports and, if so directed, the contracting of specified percentages of goods and services contracts to DBEs.

d.            Security. Rail Company, its officers, employees, agents, and those under its control, shall comply with all security measures required of Rail Company by the Authority, TSA, FAA or contained in any Airport master security plan approved by the TSA or FAA. If Rail Company, its officers, employees, agents, or those under its control shall fail or refuse to comply with said measures and such non-compliance results in a monetary penalty being assessed against the Authority, then, in addition to any other remedies available to the Authority, Rail Company shall be responsible for, and shall reimburse the Authority in the full amount of, any such monetary penalty or other damages. The Authority shall not enact security measures that adversely affect Rail Company’s Rail Transportation Business or operations at the Land in any material respect, it being understood and agreed that it is of the utmost importance for Rail Company to be able to operate the Rail Transportation Business in a convenient, safe, efficient and continuous manner in order to deliver uninterrupted service to its passengers.

13.           General Provisions.

a.             Rights Non-Exclusive. Notwithstanding anything herein contained that may be or appear to the contrary, the rights, privileges, and licenses granted under this Agreement, are “non-exclusive” and the Authority reserves the right to grant similar privileges to others, provided, however, the Authority shall not grant any other party rights to use or occupy the Land.

b.             Quiet Enjoyment. The Authority agrees that Rail Company shall peaceably have and quietly enjoy its Land and all rights, privileges, and licenses of the Airport, its appurtenances and facilities granted herein, subject to the terms and conditions herein contained.

c.             Performance. The parties expressly agree that time is of the essence in this Agreement (subject to Section 13.v, below). Failure by a party to complete performance within the time specified, or within a reasonable time if no time is specified herein, shall relieve the other party, without liability, of any obligation to accept such performance.

d.            Waiver of Jury Trial. RAIL COMPANY AND THE AUTHORITY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATED TO, ARISING OUT OF OR IN CONNECTION WITH THE TERMS, CONDITIONS, AND COVENANTS OF THIS AGREEMENT. Initials _____ Initials _____ Initials _____

e.             No Individual Liability. No member, officer, agent, director, or employee of the Authority, City or Rail Company shall be charged personally or held contractually liable by or to the other party under the terms or provisions of this Agreement or because of any breach thereof or because of its or their execution or attempted execution.

f.              Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, partners, joint venturers, or any other similar such relationship between the parties hereto. It is understood and agreed that neither the method of computation of rentals, fees, and charges, nor any other provisions contained herein, nor any acts of the parties hereto, creates a relationship other than the relationship of landlord and tenant.

g.             Capacity to Execute. The individuals executing this Agreement have full authority to execute this Agreement on behalf of the entity for whom they are acting herein.

h.             No Construction Against the Drafter. The parties hereto acknowledge that they have thoroughly read this Agreement, including any exhibits or attachments hereto and have sought and received whatever competent advice and counsel was necessary for them to form a full and complete understanding of all rights and obligations herein. The parties further acknowledge that this Agreement is the result of extensive negotiations between the parties and shall not be construed more strictly against the Authority or Rail Company by reason of the preparation of this Agreement by one of the parties.

i.              Incorporation of Exhibits. All exhibits and attachments referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

j.              Titles. Paragraph titles are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or extent of any provision of this Agreement.

k.             Severability In the event that any covenant, condition, or provision of this Agreement is held to be invalid by any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not materially prejudice either the Authority or Rail Company in their respective rights and obligations contained in the valid covenants, conditions, or provisions of this Agreement.

l.              Other Agreements; Amendments. Nothing contained in this Agreement shall be deemed or construed to nullify, restrict, or modify in any manner the provisions of any other lease or contract between the Authority and Rail Company authorizing the use of the Airport, its facilities, and appurtenances. This Agreement constitutes the entire agreement between the parties hereto with respect to the leasing of the Land contemplated herein and it is understood and agreed that all undertakings, negotiations, representations, promises, inducements and agreements heretofore had between the parties with respect to the leasing of the Land are merged herein. This Agreement may not be modified or amended verbally. Any modification or amendment shall be binding on the parties hereto only if such modification or amendment is in writing and signed by both the Authority and Rail Company and joined by the City. No waiver of any of the provisions in this Agreement shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

m.            Approvals. Unless otherwise stated, whenever this Agreement calls for approval by the Authority, such approval shall be evidenced by the written approval of the Executive Director.

n.             Notice.

i.           Any notices which may be permitted or required hereunder shall be in writing and shall be deemed to have been duly given as of (i) the date and time the same are personally delivered at the address set forth below, (ii) on the same day if sent between 8:00 A.M. and 5:00 P.M. on Monday through Friday via facsimile transmission to the respective facsimile numbers set forth below, with receipt acknowledged upon transmission as evidenced by a contemporaneous writing, or (iii) within three (3) days after depositing with the United States Postal Service, postage prepaid by registered or certified mail, return receipt requested, (iv) within one (l) business day after depositing with Federal Express or other overnight delivery service from which a receipt or written confirmation may be obtained, and addressed as follows:

If intended for the Authority, notices shall be delivered to:

Executive Director
Greater Orlando Aviation Authority
Orlando International Airport
One Jeff Fuqua Boulevard
Orlando, FL 32827-4399
Telephone:    (407) ______
Telecopy:      (407) ________

With a copy to:

Marchena and Graham, P.A.
976 Lake Baldwin Lane, Suite 101
Orlando, FL 32814
Attn: Marcos R. Marchena, Esq.
Telephone:     (407) 658-8566
Telecopy:       (407) 281-8564

City of Orlando, Florida
400 South Orange Avenue
Orlando, FL 32801
Attn: Chief Administrative Officer
Telephone: (407) 246-2221
Telecopy: (407) 246-2842

City of Orlando, Florida
400 South Orange Avenue, Third Floor
Orlando, FL 32801
Attn: City Attorney’s Office
Telephone: (407) 246-2295
Telecopy: (407)________

or to such other address as may be designated by the Authority by written notice to Rail Company.

Notices to Rail Company shall be delivered to:

All Aboard Florida – Operations LLC
2855 LeJeune Road, 4th Floor
Coral Gables, FL 33134
Attention: P. Michael Reininger
Telephone: (305) 520-2300
Telecopy: (305) ________

With a copy to:

All Aboard Florida – Operations LLC
2855 LeJeune Road, 4th Floor
Coral Gables, FL 33134
Attention: Kolleen O. P. Cobb
Telephone: (305) 520-2300
Telecopy: (305) ________

Akerman LLP
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, FL 33301
Attention: Eric D. Rapkin
Telephone: (954) 759-8962
Telecopy: (954) 847-5350

or to such other address as may be designated by Rail Company by written notice to the Authority.

o.             Agent For Service. It is expressly understood and agreed that if Rail Company is not a resident of the State of Florida, or is an association or partnership without a member or partner resident of said state, Rail Company shall appoint an agent for the purpose of service of process in any court action between it and the Authority arising out of or based upon this Agreement. Rail Company shall, upon request, notify the Authority, in writing, of the name and address of said agent. Such service shall be made as provided by the laws of the State of Florida for service upon a non-resident engaging in business in the State.

p.             Governing Law and Legal Forum. This Agreement is to be read and construed in accordance with the laws of the State of Florida. Exclusive venue for all dispute resolution, including litigation, concerning or arising out of this Agreement shall be in Orange County, Florida. The parties submit to the personal jurisdiction of the state and federal courts in and for Orange County, Florida.

q.             Force Majeure. Neither the Authority nor Rail Company shall be deemed to be in default hereunder if either party is prevented from performing any of its obligations hereunder, other than the payment of rentals, fees, and charges hereunder, by reason of fire or other casualty, act of nature, earthquake, flood, hurricane, lightning, tornado, epidemic, landslide, war, terrorism, riot, civil commotion, general area-wide unavailability of materials, strike, labor dispute, governmental laws or regulations, delays caused by the other party to this Agreement, or other occurrence beyond Rail Company’s or the Authority’s reasonable control, prevent performance of this Agreement in accordance with its provisions (each, a “Force Majeure Event”), provided that such Force Majeure Event does not arise by reason of the negligence or misconduct of the performing party.

r.              Radon Gas. As required by Florida law, the Authority hereby includes the following notification:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

s.             Public Entity Crimes Act.

Section 287.133(2)(a), Florida Statutes, provides that:

An entity under the control of any natural person who is active in the management of the entity and who has been convicted of a public entity crime. The term “affiliate” includes those officers, directors, executives, partners, shareholders, employees, members, and agents who are active in the management of an affiliate. The ownership by one person of shares constituting a controlling interest in another person, or a pooling of equipment or income among persons when not for fair market value under an arm’s length agreement, shall be a prima facie case that one person controls another person. A person who knowingly enters into a joint venture with a person who has been convicted of a public entity crime in Florida during the preceding 36 months shall be considered an affiliate.

t.              Solid And Hazardous Waste.

Rail Company shall comply with all applicable federal, state and local laws relating to solid or hazardous waste, and any rules and regulations promulgated thereunder, including but not limited to, insuring that the transportation, storage, handling and disposal of such hazardous wastes are conducted in full compliance with applicable Environmental Laws.

Rail Company agrees to provide the Authority, upon request, copies of all hazardous waste permit application documentation, permits, monitoring reports, transportation, responses, storage, disposal and contingency plans and material safety data sheets, within thirty (30) days of any such requests by the Authority. Rail Company is required to have, and to implement as needed, a written plan addressing containment and clean up of fuel and/or oil spills.

u.             Air and Noise Quality. Rail Company agrees to comply with all applicable laws relating to the quality of air and noise. Upon written request of Authority, Rail Company shall cause air quality sampling to be performed to determine if indoor air quality standards are being met. The Authority acknowledges and agrees that any and all activities related to the use of the Land for the Rail Transportation Business, including the use of passenger trains and its ancillary train noise and emissions, shall not be deemed to be a nuisance or a violation of this Agreement, and that flammable, explosive or hazardous materials as would customarily be found in or on or used in the operation of passenger rail cars are permitted, so long as Rail Company complies with all applicable laws. Notwithstanding the above, this section shall not act as a waiver of Rail Company’s indemnification or insurance obligations as set forth herein.

v.             No Interference by the Authority. Any entry or other rights of the Authority expressly set forth in this Agreement shall be exercised in such a manner so as to not materially interfere with Rail Company’s construction and thereafter operation of the Rail Transportation Business, it being understood and agreed that it is of the utmost importance for Rail Company to be able to operate the Rail Transportation Business in a convenient, safe, efficient and continuous manner in order to deliver uninterrupted service to its passengers.

w.            Third-Party Beneficiary. The parties hereto agree that the City is a third party beneficiary to this Agreement with full rights of enforcement herein. Otherwise, except for the City, there are no third-party beneficiaries to this Agreement.

x.             City as Authority’s Successor. The Authority presently operates the Airport under an Operation and Use Agreement with the City dated September 27, 1976, as amended (such Operation and Use Agreement, as amended, is herein the “Operation and Use Agreement”), which provides that on its termination for any reason, responsibility for operating the Airport would revert to the City. Authority, Rail Company, and by its execution of the joinder attached hereto, the City, agree that on the termination for any reason of the Operation and Use Agreement between the City and Authority: (i) the City shall be deemed to be the lessor hereunder and shall be bound by all provisions of this Lease, and (ii) all references contained herein to “Authority” shall be deemed to refer to the City. Notwithstanding the foregoing, however, Rail Company hereby acknowledges and agrees to the following: if the Operation and Use Agreement, as amended, between the City and the Authority expires or is terminated prior to the expiration or earlier termination of this Lease, and the City succeeds to the interests of the Authority under this Lease, then all of the City’s obligations under this Lease shall be payable solely from the revenues generated for the City at the Orlando Executive Airport and the Orlando International Airport, and the City shall have no obligation to use any of its other revenues in the performance of such obligations.

y.             Recording. This Agreement shall not be recorded. Simultaneously herewith, the parties will execute a Memorandum of Lease in the form attached hereto as Exhibit “C,” which will be recorded by the Authority in the Public Records of Orange County, Florida.

14.           Assignment and Subletting by Rail Company.

a.             Rail Company shall not sublet any part of the Land, nor assign this Agreement, without the prior written consent of the Authority, this Agreement being executed by the Authority upon the credit and reputation of Rail Company. Pursuant to applicable law, the Authority’s interest in the Land is not subject to a lien of any kind. Except as provided below, Rail Company shall not allow any mortgages, liens, or other encumbrances to attach to the Rail Company Land as a result of the financing or construction of the Rail Project, or use of the Land by Rail Company and Rail Company indemnifies and agrees to hold the Authority and City harmless of and from any such encumbrances.

b.             Rail Company may, without the Authority’s consent, effect an assignment or a transfer of an equity interest in Rail Company as follows (each a “Permitted Transfer”): (i) in connection with a transaction with (A) a parent, subsidiary, affiliate, division, or entity controlling, controlled by, or under common control with Rail Company; or (B) a successor entity as a result of merger, consolidation, reorganization, or government action; or (ii) any transfer by the member of Rail Company of a portion of its ownership interests in Rail Company to an entity provided the member of Rail Company retains an interest therein. In addition, any change in ownership of the equity interests of Rail Company as a result of a public offering of stock, and any transfer of the equity interests of Rail Company by persons or parties through the “over-the-counter market” or through any recognized stock exchange or through a tender offer, shall not be deemed to be an assignment requiring the Authority’s consent.

c.             If after completion of construction of the Rail Project and the provision of bona fide passenger rail service to the paying public at the Airport for a period of at least three years, Rail Company requests the Authority’s consent in connection with an assignment of this Agreement that is not a Permitted Transfer, the Authority’s consent will not be unreasonably withheld if there is no existing uncured Event of Default by Rail Company and the Authority reasonably determines, in its sole discretion, that the proposed transferee is capable of performing the obligations and covenants of Rail Company under this Agreement, which determination shall be based upon and take into account the following factors: (i) the financial strength and integrity of the proposed transferee, its direct or indirect beneficial owners, any proposed managers or operating partners, guarantors and each of their respective affiliates; (ii) the experience of the proposed transferee or any operator to be engaged by the proposed transferee in operating rail systems similar to the Rail Project and performing other relevant projects; (iii) whether the proposed transferee, its proposed operator, or any of their respective officers, directors, managers, general partners, or senior management personnel, (A) have been convicted of any felony or misdemeanor involving fraudulent behavior, any violation of state or federal antitrust laws with respect to a public contract, or any violation of any state or federal law involving bribery, collusion, conspiracy, or material misrepresentation with respect to a public contract, or (B) have failed to resolve any material regulatory compliance issue for a sustained period of time; and (iv) any law which would prohibit the Authority from directly entering into this Agreement with the proposed transferee. Any proposed transferee shall be required to deliver to the Authority a certificate in which the proposed transferee makes the representations and warranties covering the matters set forth in Section 22 of this Agreement. A transferee must agree to be bound by all the terms and conditions of this Agreement from and after the effective date of the transfer. No transfer shall relieve Rail Company of its obligations under this Agreement with respect to any period after the Effective Date through the effective date of the transfer. As part of a request for the Authority’s consent to a transfer of this Agreement to an unaffiliated third party following the fifth (5th) anniversary of the commencement of rail service to the Airport, Rail Company may propose that the Authority agree to release the assignor from further liability under this Agreement accruing from and after the effective date of the transfer, based on the creditworthiness of the assignee (and/or an entity that will guaranty the obligations of the assignor from and after the date of transfer). The Authority agrees to consider such request in good faith.

15.           Recognized Mortgages.

Rail Company may, at its sole cost and expense and without the consent of the Authority or City, execute, deliver and cause or permit to be recorded against Rail Company’s interest in the Land and Rail Company’s Improvements and facilities on the Land, one or more Recognized Mortgages (as hereinafter defined), if at the time any such Recognized Mortgage is executed and delivered to the Recognized Mortgagee, no Event of Default by Rail Company exists or if an existing Event of Default by Rail Company will be cured in connection with the Recognized Mortgage, and upon and subject to the following terms and conditions:

a.             A Recognized Mortgage may not secure any debt issued by any person other than Rail Company or for any purpose other than the Rail Project;

b.             No Recognized Mortgage or other instrument purporting to mortgage, pledge, encumber, or create a lien, charge or security interest on or against any or all of Rail Company’s interest in the Land shall extend to or affect the fee simple interest in the Land, the Authority’s or City’s interest hereunder, or the Authority’s reversionary interest and estate in and to the Land or any part thereof;

c.             Neither the Authority nor the City shall have any liability whatsoever for payment of the principal sum secured by any Recognized Mortgage, or any interest accrued thereon or any other sum secured thereby or accruing thereunder, and, the Recognized Mortgagee shall not be entitled to seek any damages or other amounts against either the Authority or the City for any or all of the same;

d.             Neither the Authority nor the City shall have any obligation to any Recognized Mortgagee in the enforcement of the Authority’s rights and remedies herein and by law except as expressly set forth in this Agreement and unless such Recognized Mortgagee has provided the Authority with notice of its Recognized Mortgage, and a true and correct copy thereof, as provided in this Agreement;

e.             Each Recognized Mortgage shall provide that if an event of default under the Recognized Mortgage has occurred and is continuing and the Recognized Mortgagee gives notice of such event of default to Rail Company, then the Recognized Mortgagee shall give notice of such default to the Authority;

f.              Subject to the terms of this Agreement and except as specified herein, all rights acquired by a Recognized Mortgagee under any Recognized Mortgage shall be subject and subordinate to all of the provisions of this Agreement and to all of the rights of the Authority under this Agreement;

g.            While any Recognized Mortgage is outstanding, the Authority shall not agree to any amendment to or modification of this Agreement or agree to a voluntary surrender or termination of this Agreement by Rail Company without the consent of the Recognized Mortgagee;

h.             Notwithstanding any enforcement of the security of any Recognized Mortgage, Rail Company shall remain responsible to the Authority for the payment of all sums owing to the Authority under this Agreement and the performance and observance of all of Rail Company’s covenants and obligations under this Agreement;

i.              Except as expressly provided in this Agreement, a Recognized Mortgagee shall not, by virtue of its Recognized Mortgage, acquire any greater rights or interest in the Land than Rail Company has at any applicable time under this Agreement;

j.              Each Recognized Mortgagee, the Authority and Rail Company shall enter into a consent agreement, in the form attached to the Rail Line Easement Agreement, whereby all parties consent to the assignment of the Recognized Mortgage to an agent in connection with the financing of the Recognized Mortgage; provided that such consent agreement shall be in a customary form and shall include the rights and protections provided to the Recognized Mortgagee in this Agreement and shall not: (i) obligate either the Authority or City in any manner not contained in this Agreement, (ii) contain any representations, warranties or indemnifications by either the Authority or City not contained in this Agreement, and (iii) contain any remedy against either the Authority or City not contained in this Agreement. Nothing herein shall obligate either the Authority or City to consent to service of process or enter into any agreement not governed by Florida law; and

k.             Whenever a Recognized Mortgage exists as to which the Authority has been provided notice in accordance with the requirements of this Agreement, and until the obligations of Rail Company secured by such Recognized Mortgage have been completely paid and performed and the Recognized Mortgage has been discharged, the Authority shall send to the Recognized Mortgagee, by certified or registered mail, a true, correct and complete copy of any notice to Rail Company of a default by Rail Company under the Agreement at the same time as and whenever any such notice of default shall be given by the Authority to Rail Company, addressed to Recognized Mortgagee at the address last furnished to the Authority by such Recognized Mortgagee.

Rail Company or any Recognized Mortgagee shall notify the Authority in writing of the execution of such Recognized Mortgage and provide the Authority a true and complete copy thereof and the name and place for service of notice upon such Recognized Mortgagee within thirty (30) days. Upon such notification to the Authority that Rail Company has entered, or is about to enter, into a Recognized Mortgage, the Authority hereby agrees for the benefit of such Recognized Mortgagee, and within thirty (30) days after written request by Rail Company, to execute and deliver to Rail Company and Recognized Mortgagee an agreement, in a form as attached as an exhibit to the Rail Line Easement, and shall not: (i) obligate either the Authority or City in any manner not contained in this Agreement, (ii) contain any representations, warranties or indemnifications by either the Authority or City not contained in this Agreement, or (iii) contain any remedy against either the Authority or City not contained in this Agreement. Nothing herein shall obligate either the Authority or City to consent to service of process in connection with any legal proceeding brought outside of Orange County, Florida or outside the State of Florida (or the commencement or prosecution of any legal proceeding brought outside of Orange County, Florida or outside the State of Florida) or enter into any agreement not governed by Florida law. Notwithstanding anything in this Agreement to the contrary, if there is more than one Recognized Mortgagee, only that Recognized Mortgagee, to the exclusion of all other Recognized Mortgagees, which Rail Company or the Recognized Mortgage first notified the Authority of the execution of a Recognized Mortgage, shall have the rights as a Recognized Mortgagee under this Agreement, unless such Recognized Mortgagee has designated in writing another Recognized Mortgagee to exercise such rights; provided, however, that a notice to the Authority of a Recognized Mortgage may name more than one Recognized Mortgagee and the rights referred to in this Agreement may extend to all Recognized Mortgagees named therein if such notice is submitted by a representative of all such Recognized Mortgagees (which representative may itself be a Recognized Mortgagee). Any references in this Agreement to the “Recognized Mortgagee” shall be references to the Recognized Mortgagee or representative of more than one Recognized Mortgagee, acting on behalf of such Recognized Mortgagees, the notice of whose Recognized Mortgage was earliest received by the Authority unless the context otherwise requires.

For purposes hereof, a “Recognized Mortgage” is a mortgage or other similar security agreements given to any Recognized Mortgagee of the interest of Rail Company hereunder, and shall be deemed to include any mortgage or trust indenture under which this Agreement shall have been encumbered, and including any and all renewals, modifications, advances, additions, and extensions of or to a Recognized Mortgage. A “Recognized Mortgagee” is a public or private lending source or institution, federal, state, county or municipal governmental agency or bureau, bank, savings and loan, pension fund, insurance company, real estate investment trust, tax credit syndication entity, or other real estate investment or lending entity, savings bank, whether local, national or international, and/or the holder of any purchase money mortgage given back to a transferor, that is or becomes the holder, mortgagee or beneficiary under any Recognized Mortgage and the successors or assigns of such holder, mortgagee or beneficiary, and shall be deemed to include, without limitation, the trustee under any such trust indenture and the successors or assigns of such trust. A parent, subsidiary, affiliate, division, or entity controlling, controlled by, or under common control with Rail Company shall not be a “Recognized Mortgagee” for the purposes of this Agreement.

16.           Recognized Mortgagee’s Right to Cure. Rail Company irrevocably directs that the Authority accept, and the Authority agrees to accept, performance and compliance by a Recognized Mortgagee of and with any term, covenant, agreement, provision, condition or limitation on Rail Company’s part to be kept, observed or performed under the Agreement with the same force and effect as though kept, observed or performed by Rail Company. Notwithstanding anything provided to the contrary in the Agreement, the Agreement shall not be terminated because of a Termination Event of Default until and unless: (i) notice of any such Termination Event of Default shall have been delivered to Recognized Mortgagee in accordance with the provisions of this Agreement; and (ii) the Recognized Mortgagee has not cured such default within ninety (90) days following receipt of such notice or, (iii) if such default is curable but cannot be cured within such time period, the Recognized Mortgagee has not notified the Authority within such time period that it intends to cure such default, has not diligently commenced to cure such default, or does not prosecute such cure to completion within one hundred eighty (180) days.

17.           Rights of a Recognized Mortgagee. The Authority hereby consents to the following rights of a Recognized Mortgagee, and agrees that a Recognized Mortgage may contain provisions for any or all of the following:

a.             An assignment of Rail Company’s share of the net proceeds from available insurance coverage or from any award or other compensation resulting from a total or partial taking of the Land by condemnation (including a Recognized Mortgagee’s right to disburse such proceeds in accordance with the terms of the Recognized Mortgage);

b.             The entry by Recognized Mortgagee upon the Land, upon reasonable notice to the Authority and Rail Company as necessary to insure the safety of the Rail Project operations and the safety of the travelling public, to view the state of the Land;

c.             A default by Rail Company under this Agreement being deemed to constitute a default under the Recognized Mortgage;

d.             An assignment of Rail Company’s right, if any, to terminate, cancel, modify, change, supplement, alter, renew, or amend this Agreement;

e.             The following rights and remedies (among others) to be available to Recognized Mortgagee upon the default under any Recognized Mortgage (although the Authority has no responsibility or obligation, to cause these rights and remedies to occur):

(i)            To the extent permitted by applicable law, the foreclosure of the Recognized Mortgage pursuant to a power of sale, by judicial proceedings or other lawful means and the sale of Rail Company’s interest in the Land to the purchaser at the foreclosure sale and a subsequent sale or transfer of Rail Company’s interest in the Land by such purchaser if the purchaser is a Recognized Mortgagee or its nominee or designee; provided however, that the right of a Recognized Mortgagee to sell or transfer Rail Company’s interest in the Land will be subject to:

(A)          the proposed transferee (unless it is the Recognized Mortgagee or its designee or nominee) entering into an agreement with the Authority, in form and substance satisfactory to the Authority in its sole discretion, wherein the transferee acquires the rights and assumes the obligations of Rail Company and agrees to perform and observe all of the obligations and covenants of Rail Company under this Agreement;

(B)          the proposed transfer, and subsequent operation of the Rail Project, being permitted by applicable law and being permitted by the applicable rules and regulations of all entities having jurisdiction over the Rail Project, including, but not limited to, the Federal Railroad Administration; and

(C)          the Authority’s reasonable determination that the proposed transferee (unless it is the Recognized Mortgagee or its designee or nominee) is capable of performing the obligations and covenants of Rail Company under this Agreement, which determination shall be based upon and take into account the following factors: (1) the financial strength and integrity of the proposed transferee, any guarantors, its direct or indirect beneficial owners, any proposed managers or operating partners and each of their respective affiliates; (2) the experience of the proposed transferee or any operator to be engaged by the proposed transferee in operating rail systems similar to the Rail Project and performing other relevant projects; (3) the background and reputation of the proposed transferee, its direct or indirect beneficial owners, any proposed managers or operating partners, each of their respective officers, directors and employees and each of their respective affiliates (including the absence of criminal, civil or regulatory claims or actions against or initiated by any such person and the quality of any such person’s past or present performance on other projects).

(ii)           The appointment of a receiver, irrespective of whether a Recognized Mortgagee accelerates the maturity of all indebtedness secured by the Recognized Mortgage;

(iii)          The right of a Recognized Mortgagee or the receiver appointed under subparagraph (ii) above to enter and take possession of the Land, to manage and operate the Rail Project, to collect the income generated by the Rail Project or the operation thereof and to cure any default under the Recognized Mortgage or any default by Rail Company under this Agreement within the time allowed; or

(iv)          An assignment of Rail Company’s right, title and interest under this Agreement and to any deposit of cash, securities or other property which may be held to secure the performance of all obligations of Rail Company to the Recognized Mortgage, including, without limitation, the covenants, conditions and agreements contained in the Recognized Mortgage, in the premiums for or dividends upon any insurance provided for the benefit of any Recognized Mortgagee or required by the terms of the Agreement, as well as in all refunds or rebates of taxes or assessments upon or other charges against the Land, whether paid or to be paid;

f.              If the ownership of the leasehold and mortgage lien interests of the Land become vested in the same person or entity, then as long as the Recognized Mortgage shall remain outstanding, at Recognized Mortgagee’s option, such occurrence shall not result in a merger of title. Rather, this Agreement and the Recognized Mortgage lien thereon shall remain in full force and effect; and

g.             The Recognized Mortgage may be assigned by Recognized Mortgagee in accordance with its terms. Promptly after an assignment written notice will be provided to the Authority, and the assignee will provide the Authority with a true and complete copy of such assignment, and such assignee’s contact information.

During any period in which the Recognized Mortgagee itself or by an agent or a receiver or a receiver and manager is the owner, or is in control or possession of, Rail Company’s interest in the Land, it shall be bound by all liabilities and obligations of Rail Company accruing under this Agreement. Once the Recognized Mortgagee goes out of possession or control of Rail Company’s interest in the Land or transfers Rail Company’s interest in the Land to another person in accordance with the provisions of this Agreement, the Recognized Mortgagee shall cease to be responsible for any of Rail Company’s obligations under this Agreement accruing thereafter, and to the extent assumed by any transferee or any other person acceptable to the Authority, for any of Rail Company’s obligations under this Agreement accrued during the period in which the Recognized Mortgagee itself or by an agent or a receiver and manager was the owner, or was in control or possession of, Rail Company’s interest in the Land, and shall cease to be entitled to any of Rail Company’s rights and benefits contained in this Agreement, except, if the Recognized Mortgage remains outstanding, by way of security.

18.           New Lease After Termination. If this Agreement is terminated due to a rejection in a bankruptcy, the Recognized Mortgagee may elect to demand a new agreement with respect to the Land (the “New Agreement”) by written notice to the authority within thirty (30) days after such termination. The Authority agrees, if there are outstanding obligations of Rail Company to the Recognized Mortgagee, to enter into a new agreement with respect to the Land with the Recognized Mortgagee (or its designee or nominee; provided that such designee or nominee either is controlled by the Recognized Mortgagee or meets the requirements of Section 17.e.(i) (A), (B) And (C)) for the remainder of the Term of this Agreement upon all of the covenants, agreements, terms, provisions and limitations of this Agreement, effective as of the date of such termination. The Authority’s obligation to enter into a New Agreement pursuant to the preceding sentence is subject to the following requirements, conditions, and provisions:

a.             Recognized Mortgagee shall cure all pre-existing monetary defaults, and all pre-existing non-monetary defaults that are capable of being cured, including defaults prior to termination through rejection in bankruptcy.

b.             The New Agreement shall be for the remainder of the Term of the Agreement, effective on the date of termination, and shall contain the same covenants, agreements, conditions, provisions, restrictions and limitations as are then contained in the Agreement.

c.             The New Agreement shall be executed by the parties within thirty (30) days after receipt by the Authority of notice of Recognized Mortgagee’s or such other acquiring person’s election to enter into a New Agreement.

d.            Any New Agreement and the easement created thereby shall, subject to the same conditions contained in the Agreement, continue to maintain the same priority as the Agreement with regard to any Recognized Mortgage or any other lien, charge or encumbrance affecting the Land. Concurrently with the execution and delivery of the New Agreement, the Authority shall assign to the rail company named therein all of its right, title and interest in and to moneys, if any, then held by or payable to the Authority which Rail Company would have been entitled to receive but for the termination of the Agreement.

e.             If Rail Company refuses to surrender possession of the Land, the Authority shall, at the request of Recognized Mortgagee or such other acquiring person, institute and pursue diligently to conclusion the appropriate legal remedy or remedies to oust or remove Rail Company and all other occupants who are not authorized to remain in possession hereunder to the extent the Authority has the right to do so under the Agreement and applicable law. Any such action taken by the Authority at the request of Recognized Mortgagee or such other acquiring person shall be at Recognized Mortgagee’s or such other acquiring person’s sole expense which shall be paid in advance on a retainer basis with the retainer to be replenished, in advance, as needed from time to time.

The provisions of this Paragraph 17 shall survive the expiration or earlier termination of this Agreement.

19.           Liens. In order to facilitate a Recognized Mortgage as well as other financing by Rail Company for trade fixtures and equipment, the Authority hereby subordinates any statutory, constitutional, and/or contractual liens against the assets or property of Rail Company. Although such subordination is hereby deemed to be automatic and self-executing, the Authority agrees to execute and deliver to Rail Company within thirty (30) days following request therefor such subordinations and confirmations as Rail Company may request to evidence the foregoing, as well as consents to assignment that may be reasonably requested, provided same shall not: (i) obligate the Authority in any manner not contained in this Agreement, (ii) contain any representations, warranties or indemnifications by the Authority not contained in this Agreement, and (iii) contain any remedy against the Authority not contained in this Agreement. Nothing herein shall obligate the Authority to consent to service of process, or enter into any agreement not governed by Florida law.

20.           Estoppel Certificates. Each of the parties shall, from time to time, upon thirty (30) days’ written request, provide to the requesting party or any other person identified by the requesting party with an estoppel certificate stating whether the other party is in default hereunder, whether this Agreement is in full force and effect, whether this Agreement has been modified, and containing such other certifications as may be reasonably requested.

21.           Reasonableness. Unless this Agreement specifically provides for the granting of consent or approval at a party’s sole discretion, then consents and approvals which may be given or requested by a party under this Agreement shall not (whether or not so indicated elsewhere in this Agreement) be unreasonably withheld or conditioned by such party and shall be given or denied within the time period provided, and if no such time period has been provided, within a reasonable time. Upon disapproval of any request for a consent or approval, the disapproving party shall, together with notice of such disapproval, submit to the requesting party a written statement setting forth with specificity its reasons for such disapproval.

22.           Representations.

Rail Company warrants, represents and covenants that:

a.             Rail Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to conduct business in the State of Florida.

b.             Rail Company has full power and authority to enter into this Agreement and to comply with the provisions of this Agreement.

c.             This Agreement has been duly authorized, executed and delivered by Rail Company and constitutes a valid and legally binding obligation of Rail Company, enforceable against Rail Company in accordance with the terms hereof.

d.             No consent is required to be obtained by Rail Company from, and no notice or filing is required to be given by Rail Company to or made by Rail Company with, any person (including any governmental authority) in connection with the execution, delivery and performance by Rail Company of this Agreement. The foregoing does not apply to the necessary licenses, permits, and other approvals to be applied for by Rail Company in connection with the Rail Project.

e.             Rail Company currently is not the subject of bankruptcy, insolvency, or reorganization proceedings and is not in material default of, or otherwise subject to, any agreement or any law, administrative regulation, judgment, decree, note, resolution, charter or ordinance which would currently restrain or enjoin it from entering into, or complying with, this Agreement, in any material respect.

f.              There is no material action, suit, proceeding, inquiry or investigation, at law or in equity, before any court or public body, pending or, to the best of Rail Company’s knowledge, threatened, which seeks to restrain or enjoin Rail Company from entering into or complying with this Agreement.

g.            The execution, delivery, and performance of this Agreement will not conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, bank loan, credit agreement, or other agreement or contract of any kind or nature to which Rail Company is a party or by which Rail Company may be bound.

The Authority warrants, represents and covenants that:

a.             The Authority has the power and authority to enter into this Agreement and to do all acts and things and execute and deliver all other documents as are required hereunder to be done, observed or performed by it in accordance with the terms hereof. The Authority has approved the execution and delivery of this Agreement and authorized the performance of its obligations hereunder.

b.             This Agreement has been duly authorized, executed and delivered by the Authority and constitutes a valid and legally binding obligation of the Authority, enforceable against the Authority in accordance with the terms hereof.

c.             No consent is required to be obtained by the Authority from, and no notice or filing is required to be given by the Authority to or made by the Authority with, any person (including any governmental authority) in connection with the execution, delivery and performance by the Authority of this Agreement which has not been obtained.

d.             Pursuant to the Operation and Use Agreement, the Authority has been in possession and control and has maintained the Land in compliance, in all material respects, with all applicable laws and the Authority is not in breach of any applicable law that would have a material adverse effect on the Land or this Agreement.

e.             There is no action, suit or proceeding, at law or in equity, or before or by any governmental authority, pending nor, to the best of the Authority’s knowledge, threatened against the Authority which would (I) have a material adverse effect on the Land or (2) materially affect the validity or enforceability of this Agreement.

f.              There are no pending or threatened claims known to the Authority arising out of hazardous substances or otherwise arising under Environmental Laws that could have a material adverse effect on the Land or this Agreement.

g.             To the best of the Authority’s knowledge, there have not been any environmental enforcement actions in the past and none are threatened or pending that could have a material adverse effect on the Land or this Agreement.

h.             The Authority currently is not the subject of bankruptcy, insolvency, or reorganization proceedings and is not in material default of, or otherwise subject to, any agreement or any law, administrative regulation, judgment, decree, note, resolution, charter or ordinance which would currently restrain or enjoin it from entering into, or complying with, this Agreement, in any material respect.

i.              The execution, delivery, and performance of this Agreement will not conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, bank loan, credit agreement, or other agreement or contract of any kind or nature to which the Authority is a party or by which the Authority may be bound.

23.           Length of Lease Term. Notwithstanding anything to the contrary otherwise contained in this Lease, this Lease shall not be for a term greater than fifty (50) years.

[Intentionally Blank]

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

GREATER ORLANDO AVIATION AUTHORITY
ATTEST:
	By:	/s/ Phillip N. Brown
/s/ Dayci Burnett Snyder		Phillip N. Brown, A.A.E.,
Dayci Burnett-Snyder, Assistant Secretary		Executive Director

	Date:	1/22/14, [ILLEGIBLE]

TWO WITNESSES:	APPROVED AS TO FORM AND
LEGALITY On the 10 day of
[ILLEGIBLE], 2014
for the use and reliance of the Greater
(1)	Orlando Aviation Authority, only.
Marchena and Graham, P.A., Counsel
Printed Name:

(2)	By:	/s/ Marchena and Graham
Marchena and Graham, P.A.

Printed Name:

STATE OF FLORIDA
COUNTY OF ORANGE

Before me, the undersigned authority, duly authorized under the laws of the State of Florida to take acknowledgments. this day personally appeared Phillip N. Brown and, __________, respectively Chairman and __________ of the Greater Orlando Aviation Authority, personally known to me to be the individuals and officers described in and who executed the foregoing instrument on behalf of said Greater Orlando Aviation Authority, and severally acknowledged the execution thereof to be their free act and deed as such officers and that they were duly authorized so to do.

/s/ Gina M. Conte
	Print Name:	Gina M. Conte
Notary Public State of FL
Commission No., if any:
My commission expires:

Notary Public State of Florida	GINA M. CONTE
MY COMMISSION # EE 1602
EXPIRES January 17, 20[ILLEGIBLE]
(407)396-0153	[ILLEGIBLE]

All ABOARD FLORIDA - OPERATIONS LLC,
a Delaware limited liability company

		By:	/s/ Kolleen Cobb
		Print Name:	Kolleen Cobb
		Title:	Vice President
		Date:	November 1, 2013

TWO WITNESSES:

/s/ [ILLEGIBLE]
Printed Name:	[ILLEGIBLE]

/s/ Maria Bello
Printed Name:	Maria Bello

STATE OF FLORIDA
COUNTY OF Miami-Dade

The foregoing instrument was acknowledged before me this 1st day of November, 2013 by Kolleen Cobb, the Vice President of ALL ABOARD FLORIDA – OPERATIONS LLC, a Delaware limited liability company, on behalf of the limited liability company. He/she [ILLEGIBLE] is personally known to me or __________ has produced __________ as identification.

/s/ Maria Bello
Print Name:	Maria Bello

Notary Public, State of Florida

Commission No., if any:

My commission expires:	February 11, 2014

MARIA BELLO
Notary Public - State of Florida
My Comm. Expires Feb 11, 2014
Commission # DD 960558

JOINDER

The City of Orlando hereby joins in the Orlando International Airport Vehicle Maintenance Facility Ground Lease Agreement dated  __________, 20 _____ between the Greater Orlando Aviation Authority and All Aboard Florida – Operations LLC. solely to acknowledge the City’s consent to the term of the Lease of more than ten (10) years, under the terms and conditions of Section 13. x. of this Lease.

Dated: __________, 20 _____

ATTEST:	CITY OF ORLANDO

/s/ [ILLEGIBLE]	By:	/s/ Samuel B. Ings
	Name:	Samuel B. Ings
	Title:	Mayor Pro Term
[OFFICIAL SEAL]
APPROVED AS TO FORM AND LEGALITY for the use
and reliance of the City of Orlando, Florida, only.
December 3, 2013
STATE OF FLORIDA		[ILLEGIBLE]
Assistant City Attorney
COUNTY OF ORANGE

Before me, the undersigned authority, duly authorized under the laws of the State of Florida to take acknowledgments, this day personally appeared Samuel Ings and [ILLEGIBLE], respectively Mayor Pro Term, and City Clerk of the City of Orlando, who are personally known to me to be the individuals and officers described in and who executed the foregoing instrument on behalf of said City of Orlando, and severally acknowledged the execution thereof to be their free act and deed as such officers and that they were duly authorized so to do.

In witness whereof, I have hereunto set my hand and official seal of Orlando, in the County of Orange, State of Florida, this 3 day of December, 2013.

/s/ Carolyn A. Skuta
CAROLYN A. SKUTA
Notary Public	Notary Public - State of Florida
My Comm. Expires Apr 4, 2017
My commission	Commission # EE 858548
Bonded Through National [ILLEGIBLE]